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                            ASSET PURCHASE AGREEMENT

                                      among

                        RETURN ON INVESTMENT CORPORATION,

                                GO SOFTWARE, INC.

                                       and

                                 VERIFONE, INC.

                          Dated as of December 6, 2004



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

                                TABLE OF CONTENTS

                                    ARTICLE I

                              DEFINITIONS AND TERMS

  Section 1.1      Certain Definitions.......................................1
  Section 1.2      Other Terms..............................................10
  Section 1.3      Other Definitional Provisions............................10

                                   ARTICLE II

                        PURCHASE AND SALE OF THE BUSINESS

  Section 2.1      Purchase and Sale of Assets..............................10
  Section 2.2      Excluded Assets..........................................11
  Section 2.3      Assumption of Liabilities................................12
  Section 2.4      Excluded Liabilities.....................................12
  Section 2.5      Purchase Price...........................................12
  Section 2.6      Purchase Price Adjustment................................13
  Section 2.7      Closing..................................................14
  Section 2.8      Deliveries by Buyer......................................14
  Section 2.9      Deliveries by ROI and the Seller.........................14
  Section 2.10     Affiliate Acquisitions...................................15
  Section 2.11     Workout Clause...........................................16
  Section 2.12     Contingent Payment.......................................16
  Section 2.13     Designated Executives....................................17
  Section 2.14     Incentive Program........................................18
  Section 2.15     RiTA Reports.............................................18

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF ROI and SELLER

  Section 3.1      Organization and Qualification...........................18
  Section 3.2      Corporate Authorization..................................19
  Section 3.3      Consents and Approvals...................................19
  Section 3.4      Non-Contravention........................................19
  Section 3.5      Binding Effect...........................................20
  Section 3.6      ROI Reports and Financial Statements.....................20
  Section 3.7      Litigation and Claims....................................21
  Section 3.8      Taxes....................................................21
  Section 3.9      Employee Benefits........................................22
  Section 3.10     Compliance with Laws.....................................22
  Section 3.11     Environmental Matters....................................22


                                      -i-

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  Section 3.12     Intellectual Property....................................23
  Section 3.13     Labor....................................................25
  Section 3.14     Contracts................................................26
  Section 3.15     Territorial Restrictions.................................27
  Section 3.16     Absence of Changes.......................................27
  Section 3.17     Assets...................................................27
  Section 3.18     Product Certifications...................................27
  Section 3.19     Title to Property........................................28
  Section 3.20     Real Property............................................28
  Section 3.21     Operation of the Business................................28
  Section 3.22     Absence of Liabilities...................................28
  Section 3.23     Warranties/Product Liability.............................29
  Section 3.24     Insurance................................................29
  Section 3.25     Finders' Fees............................................29
  Section 3.26     GO Gateway Product.......................................29
  Section 3.27     No Other Representations or Warranties...................29

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

  Section 4.1      Organization and Qualification...........................29
  Section 4.2      Corporate Authorization..................................30
  Section 4.3      Consents and Approvals...................................30
  Section 4.4      Non-Contravention........................................30
  Section 4.5      Binding Effect...........................................30
  Section 4.6      Finders' Fees............................................30
  Section 4.7      No Other Representations or Warranties...................30

                                    ARTICLE V

                                    COVENANTS

  Section 5.1      Access and Information...................................31
  Section 5.2      Conduct of Business......................................31
  Section 5.3      Reasonable Best Efforts..................................33
  Section 5.4      Tax Matters..............................................34
  Section 5.5      Employees and Employee Benefits..........................37
  Section 5.6      Non-Solicitation/Non-Competition.........................38
  Section 5.7      Further Assurances.......................................38
  Section 5.8      Acquisition Proposals....................................38
  Section 5.9      Confidentiality..........................................40
  Section 5.10     Guaranty of Receivables..................................40
  Section 5.11     Intellectual Property Non-Assertion......................40
  Section 5.12     Additional Financial Statements..........................40


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                                   ARTICLE VI

                              CONDITIONS TO CLOSING

  Section 6.1      Conditions to the Obligations of Buyer, Seller and ROI...41
  Section 6.2      Conditions to the Obligations of Buyer...................41
  Section 6.3      Conditions to the Obligations of Seller and ROI..........42

                                   ARTICLE VII

                   SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

  Section 7.1      Survival.................................................43
  Section 7.2      Indemnification by Seller and ROI........................43
  Section 7.3      Indemnification by Buyer.................................44
  Section 7.4      Third Party Claim Indemnification Procedures.............45
  Section 7.5      Direct Claims............................................47
  Section 7.6      Consequential Damages....................................47
  Section 7.7      Payments.................................................47
  Section 7.8      Characterization of Indemnification Payments.............47
  Section 7.9      Effect of Waiver of Condition............................48
  Section 7.10     Exclusive Remedy.........................................48

                                  ARTICLE VIII

                                   TERMINATION

  Section 8.1      Termination..............................................48
  Section 8.2      Effect of Termination....................................48

                                   ARTICLE IX

                                  MISCELLANEOUS

  Section 9.1      Notices..................................................49
  Section 9.2      Amendment; Waiver........................................50
  Section 9.3      No Assignment or Benefit to Third Parties................50
  Section 9.4      Entire Agreement.........................................50
  Section 9.5      Fulfillment of Obligations...............................51
  Section 9.6      Public Disclosure........................................51
  Section 9.7      Expenses.................................................51
  Section 9.8      Bulk Sales...............................................51
  Section 9.9      Governing Law; Submission to Jurisdiction; Selection
                   of Forum; Waiver of Trial by Jury .......................51
  Section 9.10     Counterparts.............................................51
  Section 9.11     Headings.................................................52


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  Section 9.12     Severability.............................................52
  Section 9.13     Specific Performance.....................................52


EXHIBITS AND SCHEDULES
EXHIBITS
--------

SCHEDULES
---------

Schedule 1.1(a)          -    Assigned Leases
Schedule 1.1(b)          -    Specified Matter
Schedule 1.1(c)          -    Subsidiaries
Schedule 2.1(d)          -    Transferred Patents and Trademarks
Schedule 2.1(i)          -    Certain Transferred Assets
Schedule 2.2(f)          -    Excluded Contracts
Schedule 2.2(h)          -    Excluded Assets
Schedule 3.3(a)          -    Governmental Consents and Approvals
Schedule 3.3(b)          -    Other Material Consents and Approvals
Schedule 3.4                  Non-Contravention
Schedule 3.6(b)          -    ROI Historical Financial Statements
Schedule 3.6(c)          -    Seller Historical Financial Statements
Schedule 3.6(d)          -    Reconciliations of Historical Financial Statements
Schedule 3.7             -    Litigation and Claims
Schedule 3.8             -    Taxes
Schedule 3.9(a)          -    Benefit Plans
Schedule 3.9(c)          -    Employees
Schedule 3.10            -    Compliance with Laws
Schedule 3.11            -    Environmental Matters
Schedule 3.12(a)(i)      -    Registered Intellectual Property
Schedule 3.12(a)(ii)     -    Intellectual Property Not Included
Schedule 3.12(d)(i)      -    Material Intellectual Property Contracts
Schedule 3.12(d)(ii)     -    Intellectual Property Contract Defaults
Schedule 3.13(a)         -    Union Contracts
Schedule 3.13(b)         -    Labor NonCompliance
Schedule 3.14(a)         -    Material Contracts
Schedule 3.14(b)         -    Contract Defaults and Consents
Schedule 3.16            -    Absence of Changes
Schedule 3.17            -    Assets
Schedule 3.18            -    Product Certifications
Schedule 3.19            -    Title to Property
Schedule 3.21            -    Operation of Business
Schedule 3.22            -    Absence of Liabilities
Schedule 3.23            -    Product Liability
Schedule 3.24(a)         -    Material Insurance Policies
Schedule 4.3(a)          -    Governmental Consents and Approvals


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                                                                           Page
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Schedule 4.3(b)          -    Other Material Consents and Approvals
Schedule 6.1(b)          -    Seller Required Approvals
Schedule 7.2(a)(viii)    -    Payments Due to Certain Individuals

      ASSET PURCHASE AGREEMENT, dated as of December 6, 2004, among Return on Investment Corporation, a Delaware corporation ("ROI"), GO Software, Inc., a Georgia corporation (the "Seller") and VeriFone, Inc., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

      WHEREAS, Seller is engaged in the business of developing and marketing software and services whose products (including but not limited to PC Charge Pro, RiTA and the GO Gateway) enable various merchants to accept all tender types of transactions (the "Business"); and

      WHEREAS, Seller (and certain of its Affiliates) desire to sell to Buyer, and Buyer desires to purchase and assume from Seller and such Affiliates, substantially all of the assets and certain, specified liabilities of the Business, as more particularly set forth herein; and

      WHEREAS, simultaneously with the execution hereof, certain stockholders of ROI are entering into the Voting Agreement, as defined herein.

      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND TERMS

      Section 1.1 Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

            "2006 Statement" has the meaning set forth in Section 2.12(b).

            "Accounts Payable" means all trade accounts payable of Seller as of the Closing arising out of the purchase or consumption of goods and services by the Business.

            "Accounts Receivable" means all trade accounts receivable of Seller as of the Closing arising out of the sale or other disposition of goods or services of the Business.

            "Acquisition Proposal" has the meaning set forth in Section 5.8.

            "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            "Agreement" means this Asset Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

            "Applicable Employees" has the meaning set forth in Section 5.5(a).

            "Assigned Leases" means those leases and subleases governing real property used or leased by the Business, which real property is owned by Persons other than Seller or any of its Affiliates, listed on Schedule 1.1(a).

            "Assumed Liabilities" means all the following Liabilities of Seller:
(i) all Accounts Payable that would be required by GAAP to be set forth on audited financial statements of the Business as of the Closing, (ii) all commissions owed in respect of sales associated with Accounts Receivable collected by Buyer following the Closing, and (iii) all Liabilities of the Business under the Contracts, other than those to the extent arising out of or relating to (A) any breach that occurred prior to the Closing, and (B) any material Contract or Liability that is required by this Agreement to be, but that has not been, disclosed to Buyer in Schedule 3.14(a).

            "Base Value" means $832,293, which represents (i) the total trade accounts receivable shown on Seller's June 30, 2004 balance sheet, minus (ii) the total trade accounts payable shown thereon.

            "Benefit Plans" has the meaning set forth in Section 3.9(a).

            "Books and Records" means all books, ledgers, files, reports, plans, records, customer lists, manuals and other materials (in any form or medium) of, or maintained for, the Business, but excluding any such items to the extent that they are included in or primarily related to any Excluded Assets or Excluded Liabilities.

            "Business" has the meaning set forth in the Recitals.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in The City of New York, the City of Atlanta, Georgia or the City and County of San Francisco, California are authorized or obligated by Law or executive order to close.

            "Buyer" has the meaning set forth in the Preamble.

            "Buyer Indemnified Parties" has the meaning set forth in Section 7.2(a).

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


            "Buyer Required Approvals" means all consents, approvals, waivers, authorizations, notices and filings from or with a Government Entity that are required to be and are listed on Schedule 4.3.

            "Chosen Courts" has the meaning set forth in Section 9.9.

            "Claim Notice" has the meaning set forth in Section 7.4(a).

            "Closing" means the consummation of the asset sale that is the subject of this Agreement.

            "Closing Date" has the meaning set forth in Section 2.7.

            "Closing Value" means (x) the total Accounts Receivable shown on the Closing Statement (it being understood that, for purposes of calculating the Closing Value, any Accounts Receivable from VeriFone shall be deemed to be $100,000 in the aggregate), minus (y) the total Accounts Payable shown on the Closing Statement.

            "Closing Statement" means the calculation of Accounts Receivable and Accounts Payable, prepared, or caused to be prepared, by Buyer in accordance with Section 2.6 hereof and, in the event of an ROI Objection, as adjusted by either the agreement of Buyer and ROI, or by the CPA Firm, acting pursuant to
Section 2.6.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Competing Business" has the meaning set forth in Section 5.6(b).

            "Confidentiality Agreement" means that certain confidentiality agreement entered into among Seller, ROI and VeriFone, Inc., in July 2004.

            "Consent Certificates" means certificates evidencing consents of third parties that are required in order to effectuate a legal transfer or sublease of the Assigned Leases.

            "Consideration" has the meaning set forth in Section 5.4(h).

            "Consummation Event" means the consummation, prior to June 30, 2006, of the Specified Matter.

            "Contingent Payment" means the payment of the Contingent Payment Amount pursuant to Section 2.12(d)(x).

            "Contingent Payment Amount" means an amount in cash equal to the greater of (i) zero, and (ii) the difference of (A) $1,650,000, minus (B) the lesser of (x) $1,500,000, and (y) the sum of (I) the amount of finally determined indemnification claims with respect to which Buyer has exercised its right of set-off pursuant to Section

7.2(b), plus (II) the product of the Total Maintenance Revenue, as determined pursuant to Section 2.15, multiplied by two.

            "Contracts" means all agreements, contracts, leases and subleases, purchase orders, arrangements, commitments and licenses (other than this Agreement and agreements governing Seller Leased Property) that are Related to the Business as of the Closing, or to which any of the Transferred Assets are subject, whether written or oral, except to the extent included in Excluded Assets.

            "Copyrights" has the meaning set forth in the "Intellectual Property" definition.

            "CPA Firm" means such firm of independent certified public accountants as to which ROI and Buyer shall mutually agree.

            "Designated Executives" has the meaning set forth in Section 2.13.

            "Direct Claim" has the meaning set forth in Section 7.5.

            "Employees" means all current employees of the Business as of the Closing, whether or not actively at work on such date.

            "Encumbrance" means any lien, pledge, charge, claim, encumbrance, security interest, option, mortgage, easement, or other similar restriction of any kind.

            "Environmental Law" means any Law (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980) and any Governmental Authorization relating to (x) the protection of the environment or human health and safety (including air, surface water, groundwater, drinking water supply, and surface or subsurface land or structures), (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, management, release or disposal of, any Hazardous Substance or waste material or (z) noise, odor or electromagnetic emissions.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Excluded Assets" has the meaning set forth in Section 2.2.

            "Excluded Liabilities" means all of the Liabilities of ROI, Seller and their respective Affiliates other than Assumed Liabilities. For the avoidance of doubt, "Excluded Liabilities" includes (i) any bonus or other discretionary employee compensation accrued by Seller or ROI since June 30, 2004 or in respect of any period ending after June 30, 2004 and (ii) any liability of ROI or Seller to Designated Executives in connection with or as a result of the transactions contemplated by this Agreement, whether pursuant to employment agreements between ROI and such individuals or otherwise, including under the agreement described in Schedule 2.2(f).

            "Fixtures and Equipment" means all furniture, furnishings, vehicles, equipment, computers, tools and other tangible personal property (other than Inventory) Related to the Business, wherever located, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person.

            "GAAP" means United States generally accepted accounting principles.

            "Governmental Authorizations" means all licenses, permits, certificates and other authorizations and approvals Related to the Business and issued by or obtained from a Government Entity or Self-Regulatory Organization.

            "Government Entity" means any federal, state or local court, administrative body or other governmental or quasi-government entity with competent jurisdiction.

            "Hazardous Substance" means any substance that is listed, defined, designated or classified as hazardous, toxic or otherwise harmful under applicable Laws or is otherwise regulated by a Government Entity, including petroleum products and byproducts, asbestos-containing material, polychlorinated biphenyls, lead-containing products and mold.

            "Indebtedness" means (i) all liabilities for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all liabilities in respect of mandatorily redeemable or purchasable capital stock or securities convertible into capital stock; (ii) all liabilities for the deferred purchase price of property; (iii) all liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under GAAP as capital leases, (iv) all liabilities for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction securing obligations of a type described in clauses (i), (ii) or (iii) above to the extent of the obligation secured, and all liabilities as obligor, guarantor, or otherwise, to the extent of the obligation secured.

            "Indemnified Parties" has the meaning set forth in Section 7.2(a). "Indemnifying Party" has the meaning set forth in Section 7.4(a).

            "Intellectual Property" means (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same (collectively, "Trademarks"); (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues (collectively, "Patents"); (iii) trade secrets, and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, "Trade Secrets"); (iv) published and unpublished works of authorship, whether copyrightable or not (including without limitation databases and other compilations of information), including mask rights and computer software, copyrights therein and thereto, registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, "Copyrights"); and (v) any other intellectual property or proprietary rights.

            "Inventory" means all inventory Related to the Business, wherever located, including all finished goods, whether held at any location or facility of Seller or in transit to Seller, in each case as of the Closing Date.

            "IP Contracts" means all Contracts relating to Intellectual Property, including Contracts granting Seller and its Affiliates rights to use the Intellectual Property of other Persons, non-assertion agreements, settlement agreements, agreements granting rights to use Scheduled Intellectual Property, Trademark coexistence agreements, and Trademark consent agreements.

            "IT Assets" means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, all other information technology equipments and all associated documentation, in each case Related to the Business.

            "Knowledge" or any similar phrase means the actual knowledge of Arol Wolford, Sherwin Krug, Mandy Ownley, Christine Seymour, Peter Anthony Abruzzio, Alicia Emmons and Emory Aspinwall (in the case of Seller) or of any management employee of Buyer, as the case may be.

            "Law" means any law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by a Government Entity or Self-Regulatory Organization.

            "Leased Real Property" means all real property that is the subject of the Assigned Leases.

            "Liabilities" means any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

            "Losses" has the meaning set forth in Section 7.2(a).

            "Material Adverse Effect" means an effect, circumstance or event that is materially adverse to the business, assets, financial condition or results of operations of the Business, taken as a whole, including the revocation, invalidity, impairment or other ineffectiveness of any material Product Certification or any group of Product Certifications that, when taken together, are material.

            "Material Contracts" has the meaning set forth in Section 3.14(a).

            "Maintenance Revenue" has the meaning set forth in Section 2.15(a).

            "Non-Assignable Contract" has the meaning set forth in Section 2.11.

            "Non-Governmental Authorizations" means all licenses, permits, certificates and other authorizations and approvals other than Governmental Authorizations that are (i) held by ROI or Seller and (ii) Related to the Business.

            "Notice Period" has the meaning set forth in Section 7.4(a).

            "Ordinary Course" or "Ordinary Course of Business" means the conduct of the Business in accordance with Seller's normal day-to-day customs, practices and procedures.

            "Patents" has the meaning set forth in the "Intellectual Property" definition.

            "Past Due Amount" has the meaning set forth in Section 5.10.

            "Permitted Encumbrances" means (i) Encumbrances specifically reflected or specifically reserved against or otherwise disclosed in Seller's September 30, 2004 balance sheet, (ii) mechanics', materialmen's, warehousemen's, carriers', workers', or repairmen's liens or other similar common law or statutory Encumbrances arising or incurred in the Ordinary Course and that are not material in amount or effect on the Business, (iii) liens for Taxes, assessments, and other governmental charges not yet due and payable, in an aggregate amount that would not be material, and (iv) with respect to real property, zoning, building, subdivision or other similar requirements or restrictions.

            "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a Government Entity, a trust or other entity or organization.

            "Product" has the meaning set forth in Section 3.23.

            "Product Certification" means all product certifications given or granted by processors or manufacturers with respect to Products.

            "Proxy Statement" has the meaning set forth in Section 5.3(b).

            "Purchase Price" has the meaning set forth in Section 2.5.

            "Quarterly Statement" has the meaning set forth in Section 2.12(b).

            "Registered" means issued by, registered with, renewed by or the subject of a pending application before any Government Entity or domain name registrar.

            "Related to the Business" means required for, related primarily to, or used primarily in connection with, the Business as conducted by Seller and its Affiliates prior to the Closing.

            "Requisite Vote" has the meaning set forth in Section 3.2(a).

            "Revenue Event" means the date as of which Buyer delivers (or becomes obligated to deliver) to ROI a Revenue Calculation showing that the Revenue Number exceeds $28,649,000.

            "Revenue Number" has the meaning set forth in Section 2.12(b).

            "RiTA Agreement" has the meaning set forth in Section 2.15(a).

            "RiTA Report" has the meaning set forth in Section 2.15(a).

            "ROI" has the meaning set forth in the Preamble.

            "ROI Historical Financial Statements" has the meaning set forth in
Section 3.6(b).

            "ROI Interim Financial Statements" has the meaning set forth in
Section 3.6(b).

            "ROI Objection" has the meaning set forth in Section 2.6(b).

            "ROI Reports" has the meaning set forth in Section 3.6(a).

            "ROI Year-End Financial Statements" has the meaning set forth in
Section 3.6(b).

            "SEC" means the United States Securities and Exchange Commission.

            "Scheduled Intellectual Property" has the meaning set forth in
Section 3.12(a).

            "Seller" has the meaning set forth in the Preamble.

            "Seller Historical Financial Statements" has the meaning set forth in Section 3.6(c).

            "Seller Indemnified Parties" has the meaning set forth in Section 7.3(a).

            "Seller Interim Financial Statements" has the meaning set forth in
Section 3.6(c).

            "Seller Required Approvals" means all consents, approvals, waivers, authorizations, notices and filings that are required to be listed and are listed on Schedules 3.3(a) and 3.3(b).

            "Seller Year-End Financial Statements" has the meaning set forth in
Section 3.6(c).

            "Specified Matter" means that certain matter described in Schedule 1.1(b).

            "Stockholders Meeting" has the meaning set forth in Section 5.3(c)

            "Subsidiary" means those Persons set forth in Schedule 1.1(c) and any other corporation or other entity (including joint ventures) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by Seller or ROI.

            "Superior Proposal" has the meaning set forth in Section 5.8.

            "Tax Returns" means all reports and returns required to be filed with respect to Taxes.

            "Taxes" means all federal, state or local and all foreign taxes, including income, gross receipts, windfall profits, value added, severance, property, production, sales, use, duty, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

            "Third Party Claim" has the meaning set forth in Section 7.4(a).

            "Total Maintenance Revenue" has the meaning set forth in Section 2.15(a).

            "Trademarks" has the meaning set forth in the "Intellectual Property" definition.

            "Trade Secrets" has the meaning set forth in the "Intellectual Property" definition.

            "Transaction" means the purchase and sale of the Transferred Assets and the assumption of the Assumed Liabilities pursuant to this Agreement.

            "Transfer Taxes" has the meaning set forth in Section 5.4(e).

            "Transferred Assets" has the meaning set forth in Section 2.1.

            "Transferred Employee" has the meaning set forth in Section 5.5(a).

            "Transferred Employees' Records" means all personnel files related to the Transferred Employees.

            "Transferred Intellectual Property" means all the Intellectual Property Related to the Business, including, for the avoidance of doubt, the Patents and Trademarks set forth on Schedule 2.1(d).

            "Voting Agreement" means a voting agreement in the form attached to this Agreement as Exhibit 1.1(b).

      Section 1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

      Section 1.3 Other Definitional Provisions. Unless the express context otherwise requires:

      (a) the words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

      (b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

      (c) the terms "Dollars" and "$" mean United States Dollars;

      (d) references herein to a specific Section, Subsection or Schedule shall refer, respectively, to Sections, Subsections or Schedules of this Agreement;

      (e) wherever the word "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation;" and

      (f) references herein to any gender includes each other gender.

                                   ARTICLE II

                        PURCHASE AND SALE OF THE BUSINESS

      Section 2.1 Purchase and Sale of Assets. On the terms and subject to the conditions set forth herein, at the Closing, ROI and Seller shall, or shall cause one or more of their Affiliates to, sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from ROI, Seller and/or their Affiliates all of ROI's and Seller's and each of their Affiliates' right, title and interest in and to the assets of ROI, Seller and their Affiliates Related to the Business, whether tangible or intangible, real, personal or mixed, except for the Excluded Assets (collectively, the "Transferred Assets"), free and clear of all Encumbrances, other than Permitted Encumbrances, including all of such right, title and interest in and to the following:

            (a) all of the Accounts Receivable;

            (b) all of the Inventory;

            (c) all of the Contracts;

            (d) all of the Transferred Intellectual Property;

            (e) all of the Books and Records;

            (f) all of the Product Certifications;

            (g) all of the Fixtures and Equipment;

            (h) all of the Leased Real Property (except the Kennesaw, Georgia facility);

            (i) all of the personal property listed in Schedule 2.1(i) with respect to the Kennesaw, Georgia facility;

            (j) all causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by ROI, Seller or any of their Affiliates to the extent related to the Transferred Assets, the Assumed Liabilities or the ownership, use, function or value of any Transferred Asset, whether arising by way of counterclaim or otherwise, except to the extent included in the Excluded Assets;

            (k) all credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items and duties to the extent Related to the Business or any Transferred Asset;

            (l) all Governmental Authorizations and Non-Governmental Authorizations and all applications therefor; and

            (m) all guaranties, warranties, indemnities and similar rights in favor of ROI, Seller or any of their Affiliates to the extent related to any Transferred Asset.

      Section 2.2 Excluded Assets. Notwithstanding anything herein to the contrary, from and after the Closing, ROI, Seller and their Affiliates shall retain all of their existing right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to Buyer hereunder, and the Transferred Assets shall not include, the following (collectively, the "Excluded Assets"):

            (a) all Tax assets (including duty and tax refunds and prepayments);

            (b) all Tax Returns and all books and records (including working papers) related thereto;

            (c) all rights, assets and accruals in connection with, or relating to, the Benefit Plans;

            (d) all credits, prepaid expenses, deferred charges, advance payments, security deposits, prepaid items and duties to the extent related to any asset that is not a Transferred Asset;

            (e) all cash and cash equivalents;

            (f) all Contracts listed on Schedule 2.2(f), including those between Seller and any of its Affiliates;

            (g) all assets, properties and rights primarily related to, or used primarily in connection with, the construction information business of Tectonic Network, Inc.; and

            (h) all assets, properties and rights listed on Schedule 2.2(h);

            (i) all personnel records, other than the Transferred Employees' Records.

      Section 2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth herein, at the Closing, Buyer shall assume and discharge or perform when due all the Assumed Liabilities. Buyer will not assume or have any responsibility of any nature with respect to any Liability relating to the Business, the Transferred Assets or the Transferred Employees that exists, or arises out of the operation or ownership of the Transferred Assets or the Business or the employment of the Transferred Employees, prior to the Closing and that is not an Assumed Liability.

      Section 2.4 Excluded Liabilities. ROI, Seller and their Affiliates shall retain and be responsible for all Excluded Liabilities.

      Section 2.5 Purchase Price. The aggregate amount to be paid for the Transferred Assets shall be Thirteen Million Dollars ($13,000,000), as adjusted pursuant to Section 2.6 (the "Purchase Price").

      Section 2.6 Purchase Price Adjustment. (a) As soon as practicable but in no event more than 30 days following the Closing, Buyer shall prepare, or cause to be prepared, and deliver to ROI the Closing Statement, which shall set forth the Accounts Receivable and the trade accounts payable of the Business as of the Closing and which shall be prepared in accordance with GAAP. Upon completion of the Closing Statement, Buyer shall derive the Closing Value from the Closing Statement, and deliver such calculation and the Closing Statement to ROI.

      (b) ROI shall complete its review of the Closing Statement within 30 days after delivery thereof by Buyer. In the event that ROI determines that the Closing Statement has not been prepared on the basis set forth in Section 2.6(a), ROI shall, on or before the last day of such 30-day period, so inform Buyer in writing (the "ROI Objection"), setting forth a specific description of the basis of ROI's determination and the adjustments to the Closing Statement and the corresponding adjustments to the Closing Value that ROI believes should be made. If no ROI Objection is received by Buyer on or before the last day of such 30-day period, then the Closing Value set forth on the Closing Statement delivered by Buyer shall be final. Buyer shall have 10 days from receipt of the ROI Objection to review and respond to any ROI Objection.

      (c) If ROI and Buyer are unable to resolve all of their disagreements with respect to the proposed adjustments set forth in the ROI Objection within 15 days following the completion of Buyer's review of the ROI Objection, they shall refer any remaining disagreements to the CPA Firm which, acting as experts and not as arbitrators, shall determine, on the basis set forth in and in accordance with Section 2.6(a), and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Statement and the Closing Value require adjustment. Buyer and ROI shall instruct the CPA Firm to deliver its written determination to Buyer and ROI no later than 30 days after the remaining differences underlying the ROI Objection are referred to the CPA Firm. The CPA Firm's determination shall be conclusive and binding upon Buyer and ROI and their Affiliates. The fees and disbursements of the CPA Firm shall be borne equally by Buyer and ROI. Buyer and ROI shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties' respective accountants, to the extent permitted by such accountants) relating to the Closing Statement and the ROI Objection and all other items reasonably requested by the CPA Firm in connection therewith.

      (d) ROI shall provide to Buyer full access to the books and records of the Business and to any other information, including work papers of its accountants (to the extent permitted by such accountants), and to any employees during regular business hours and on reasonable advance notice, to the extent necessary for Buyer to prepare the Closing Statement, to respond to the ROI Objection and to prepare materials for presentation to the CPA Firm in connection with Section 2.6(c). ROI shall have full access to all information used by Buyer in preparing the Closing Statement, including the work papers of its accountants (to the extent permitted by such accountants).

      (e) If the Base Value is greater than the Closing Value, then the Purchase Price shall be decreased by the amount of the difference, and ROI shall promptly (and in any event within five Business Days) after the final determination thereof pay to Buyer the amount of such difference, by wire transfer of immediately available funds to an account designated by Buyer.

      Section 2.7 Closing. The Closing shall take place at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 at 10:00 A.M., New York City time, on the fifth Business Day following the date on which the conditions set forth in Section 6.1 (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions) have been satisfied or waived, or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is called the "Closing Date". Notwithstanding anything in this Agreement to the contrary, the parties agree that the place of title transfer for the Transferred Assets shall be in the State of Georgia.

      Section 2.8 Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the following:

            (a) $13,000,000 in immediately available funds by wire transfer to an account or accounts which have been designated by Seller at least two Business Days prior to the Closing Date;

            (b) such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to Seller, as may be necessary to effect Buyer's assumption of the Assumed Liabilities and the effective assignment of any Contracts or other Transferred Assets;

            (c) an opinion of counsel to Buyer reasonably satisfactory to ROI with respect to the due authorization, execution and delivery of this Agreement;

            (d) the certificate to be delivered pursuant to Section 6.3(c); and

            (e) such other customary instruments of transfer, assumptions, filings or documents, in form and substance reasonably satisfactory to Seller, as may be required to give effect to this Agreement.

      Section 2.9 Deliveries by ROI and the Seller. At the Closing, ROI and Seller shall deliver, or cause to be delivered, to Buyer the following:

            (a) bills of sale or other appropriate documents of transfer, in form and substance reasonably acceptable to Buyer, transferring the tangible personal property included in the Transferred Assets to Buyer;

            (b) assignments, in form and substance reasonably acceptable to Buyer and, if applicable, as required by any Government Entity with which ROI's,

      Seller's or any of their Affiliates' rights to any Transferred Intellectual Property have been filed, assigning to Buyer the Transferred Intellectual Property;

            (c) assignments of the Assigned Leases, in form and substance reasonably acceptable to Buyer;

            (d) assignment and assumption agreements, in form and substance reasonably acceptable to Buyer and Seller, assigning to Buyer all rights of Seller and their Affiliates in and to all of the Contracts, exclusive of any Excluded Liabilities;

            (e) a duly executed certification for ROI and Seller that each is not a foreign Person within the meaning set forth in Treasury Regulation
      Section 1.1445-2(b)(2)(iii)(A); it being understood that notwithstanding anything to the contrary contained herein, if ROI and Seller fail to provide Buyer with such certification, Buyer shall be entitled to withhold the requisite amount from the Purchase Price in accordance with Section 1445 of the Code and the applicable Treasury Regulations;

            (f) the Books and Records;

            (g) an opinion of counsel to ROI and Seller reasonably satisfactory to Buyer with respect to the due authorization, execution and delivery of this Agreement;

            (h) evidence of the obtaining of, or the filing with respect to, the Seller Required Approvals set forth on Schedule 6.1(b);

            (i) the Consent Certificates relating to the Assigned Leases;

            (j) the certificate to be delivered pursuant to Section 6.2(c); and

            (k) such other customary instruments of transfer, assumptions, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement.

      Section 2.10 Affiliate Acquisitions. Notwithstanding anything to the contrary contained in this Agreement, Buyer may elect to have any or all of the Transferred Assets conveyed or transferred to, or any of the Assumed Liabilities assumed by, one or more of its Affiliates so long as no such election results in any greater cost or obligation than ROI, Seller and their Affiliates would otherwise have had; provided, however, that no such election shall relieve Buyer of any of its obligations to ROI and Seller and their Affiliates hereunder with respect to the Assumed Liabilities or otherwise. The Purchase Price shall be allocated among those Transferred Assets to be conveyed to Buyer and those Transferred Assets to be conveyed to the respective Affiliates of Buyer, but in no event shall the amount of the Purchase Price or any other items to be paid for the

Transferred Assets, the nature of the Assumed Liabilities to be assumed, the obligation to pay Taxes or Transfer Taxes or the allocation of risk and responsibility between Seller, on the one hand, and Buyer, on the other hand, be modified to the detriment of Seller and their Affiliates as a result of the delivery of separate bills of sale, assignments and other closing documents.

      Section 2.11 Workout Clause. Seller shall, during the remaining term of each Contract that requires third party consent for assignment that has not been obtained as of the Closing (a "Non-Assignable Contract"), use commercially reasonable efforts to (a) make the benefit of such Non-Assignable Contract available to the Buyer so long as the Buyer fully cooperates with Seller and promptly reimburses Seller for any payments made by Seller in connection therewith and (b) enforce, at the request of the Buyer and at the sole expense and for the account of the Buyer, any right of Seller arising from such Non-Assignable Contract against the other party or parties thereto (including the right to elect or terminate any such Non-Assignable Contract in accordance with the terms thereof); provided, however, that the Buyer shall have the sole responsibility with respect to the completion of the work following the Closing under such Non-Assignable Contract; shall bear all costs and expenses with respect thereto arising or accruing after the Closing Date; shall be solely entitled to the benefits thereunder; and shall be solely responsible for any claims resulting from any alleged defect in construction, design, materials or workmanship in connection with any job performed by the Buyer under such Non-Assignable Contract after the Closing Date.

      Section 2.12 Contingent Payment. (a) Within three Business Days following the execution and delivery by Buyer of any definitive contract or agreement providing for the Specified Matter, Buyer shall provide ROI with written notice of such execution and delivery and Buyer's good faith estimate of the consummation date for the Specified Matter. Not later than the first Business Day following the consummation of the Specified Matter, Buyer will provide ROI with written notice of such consummation.

      (b) Within 30 days after the end of each calendar quarter following the Closing Date, through and including March 31, 2006, Buyer shall provide ROI with a certificate (each, a "Quarterly Statement"), signed by Buyer's chief financial officer, specifying the revenue net of discounts and returns of the Business for such calendar quarter and stating that such net revenue has been calculated in accordance with GAAP. Within 30 days following June 30, 2006, Buyer shall provide ROI with a certificate (the "2006 Statement"), signed by Buyer's chief financial officer, specifying the revenue net of discounts and returns of the Business for the 24 months ending June 30, 2006 (the "Revenue Number") and stating that the Revenue Number has been calculated in accordance with GAAP. It is agreed that deferred revenue is not included in revenue.

      (c) Buyer shall provide to ROI full access to supporting schedules, revenue reconciliations and any other information, and to its employees during regular business hours and on reasonable advance notice, to the extent reasonably necessary for ROI to evaluate each Quarterly Statement and the 2006 Statement. In the event that ROI determines that any Quarterly Statement or the 2006 Statement has not been prepared in accordance with GAAP, ROI shall, on or prior to the 30th day following its receipt of such Quarterly Statement or the 2006 Statement, as the case may be, so inform Buyer in writing, setting forth a specific description of ROI's objection(s) and the corresponding adjustments to the Quarterly Statement or the 2006 Statement that ROI believes should be made. If no such notice is received prior to such 30th day, the Quarterly Statement or 2006 Statement shall be final. The resolution of any objection shall be handled in accordance with
Section 2.6(c).

      (d) On September 8, 2006 (or such date, if later, on which any objection shall be resolved), but only if there has previously occurred a Consummation Event or Revenue Event, Buyer shall pay (x) to ROI, by wire transfer of immediately available funds to an account designated by ROI at least two Business Days prior to the payment date, an amount equal to the Contingent Payment Amount, if any, and (y) to the Designated Executives, in such proportions as may be determined in accordance with Section 2.13, by wire transfer of immediately available funds to such accounts as they may designate at least two Business Days prior to the payment date (or in the absence of any such designation, by delivery to the Designated Executives of one or more cashier's or official checks), an aggregate of $350,000, reduced by any required Tax withholding. If a Consummation Event or Revenue Event never occurs, Buyer shall not be obligated to make any payments pursuant to this Section 2.12(d). If the Contingent Payment Amount is zero, Buyer shall not be obligated to make any payment pursuant to clause (x) of this Section 2.12(d).

      (e) During the period following the Closing through June 30, 2006, Buyer will (i) in connection with the management of the Business, employ management practices substantially consistent with the management practices Buyer employs with respect to its other businesses, and (ii) operate the Business in a commercially reasonable manner consistent with the objective of maximizing the long term return of the Business.

      Section 2.13 Designated Executives. The aggregate $350,000 payment contemplated by Section 2.12(d)(y) shall be allocated as follows:

      (a) ROI shall allocate an aggregate of $100,000 among employees of the Business prior to the Closing ("Designated Executives") designated by it in its sole discretion. ROI shall notify Buyer of the amount allocated to each such Designated Executive at least two Business Days prior to the payment date.

      (b) Buyer shall allocate an aggregate of $250,000 among Designated Executives which remain employed by the Business following the Closing, designated by it in its sole discretion.

      (c) Promptly following the Closing, ROI shall pay an aggregate of $150,000 to Designated Employees designated by it in its sole discretion.

      (d) No Designated Employee shall be a third party beneficiary of the covenants set forth in this Article II.

      (e) All amounts paid pursuant to Section 2.12(d)(y) and this Section 2.13 shall be paid subject to withholding of applicable state, federal and local income and employment Taxes.

      (f) ROI and Buyer shall work in good faith to avoid any loss of deduction under Section 280G of the Code and the imposition of any excise tax under
Section 4999 of the Code as a result of the allocations among the Designated Executives contemplated by this Section 2.13.

      Section 2.14 Incentive Program. Within a reasonable period of time following the Closing, Buyer shall establish an incentive program for its employees involved in the Business, providing for incentives in such amounts and in such forms as Buyer shall determine.

      Section 2.15 RiTA Reports. (a) Prior to the 30th day following the first anniversary of the end of the calendar quarter in which the Closing occurs, Buyer shall provide ROI with a report (the "RiTA Report") listing each end user software license agreement for the RiTA product (each, a "RiTA Agreement") which, from the Closing until such anniversary, either was terminated by the customer or expired without the customer having renewed such RiTA Agreement on the same economic terms provided for therein or substantially similar terms, together with a calculation of the annual maintenance fees attributable to each such RiTA Agreement, as set forth in the schedules to such RiTA Agreement (the "Maintenance Revenue"), as well as a calculation of the sum of all such maintenance fees (such sum, the "Total Maintenance Revenue").

      (b) Buyer shall provide to ROI full access to the books and records of the Business and to its employees during regular business hours and on reasonable advance notice, to the extent reasonably necessary for ROI to evaluate the RiTA Report. Any disputes concerning the RiTA Report or the Total Maintenance Revenue shall be handled in the manner described in Section 2.6.

                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF ROI and SELLER

      Each of ROI and Seller represents and warrants to Buyer as of the date hereof and as of the Closing as follows:

      Section 3.1 Organization and Qualification. Each of ROI and Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, in the case of ROI, and the laws of the State of Georgia, in the case of Seller, and has all requisite corporate power and authority to own, lease and operate its assets, and to carry on the Business as currently conducted. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of the Transferred Assets or the conduct of the Business requires such qualification, except where the failure to be so qualified would not materially affect the Business.

      Section 3.2 Corporate Authorization. (a) Each of ROI and Seller has full corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder. The execution, delivery and performance by ROI and Seller of this Agreement has been duly and validly authorized and no additional corporate or stockholder authorization or consent is required in connection with the execution, delivery and performance by ROI and Seller of this Agreement, subject only to the approval of the Transaction by holders of a majority of the outstanding shares of capital stock of ROI (the "Requisite Vote").

      (b) ROI's Board of Directors (i) has approved and declared advisable this Agreement and the Transaction, and (ii) has received the opinion of its financial advisors, SVB Alliant, to the effect that the Purchase Price to be received by Seller in the Transaction is fair to the stockholders of ROI from a financial point of view, a copy of which opinion has been delivered to Buyer. It is agreed and understood that such opinion is for the benefit of ROI's Board of Directors and may not be relied on by Buyer.

      Section 3.3 Consents and Approvals. Except as set forth on Schedule 3.3(a), no consent, approval, waiver, authorization, notice or filing is required to be obtained by ROI or any of its Subsidiaries from, or to be given by ROI or any of its Subsidiaries to, or made by ROI or any of its Subsidiaries with, any Government Entity, in connection with the execution, delivery and performance by ROI or any of its Subsidiaries of this Agreement. Except as set forth on Schedule 3.3(b), no consent, approval, waiver, authorization, notice or filing, including relating to any Product Certification, is required to be obtained by ROI or any of its Subsidiaries from, or to be given by ROI or any of its Subsidiaries to, or made by ROI or any of its Subsidiaries with, any Person which is not a Government Entity in connection with the execution, delivery and performance by ROI or any of its Subsidiaries of this Agreement.

      Section 3.4 Non-Contravention. Subject to obtaining the approval of the stockholders of ROI by the Requisite Vote, the execution, delivery and performance by ROI and its Subsidiaries of this Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of the Articles of Incorporation, Certificate of Incorporation, Bylaws or other organizational documents of ROI or any of its Subsidiaries, (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 3.3(b), conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of ROI or any of its Subsidiaries under, or result in a loss of any benefit to which ROI or any of its Subsidiaries is entitled under, any Contract, or result in the creation of any Encumbrance upon any of the Transferred Assets, (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings set forth on Schedule 3.3(a) or required to made or obtained by Buyer, violate or result in a breach of or constitute a default under any Law to which ROI or any of its Subsidiaries is subject, or under any Governmental Authorization, other than, in the case of clause (iii), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Encumbrances that would not have a Material Adverse Effect or materially impair or delay ROI's and its Subsidiaries' ability to perform its obligations hereunder or (iv) violate, result in a breach of, or otherwise be inconsistent with the terms of, or the facts forming the basis for, any material Product Certification, other than as set forth on Schedule 3.4.

      Section 3.5 Binding Effect. This Agreement when executed and delivered by Buyer and the other parties thereto, constitutes a valid and legally binding obligation of Seller and ROI, as applicable, enforceable against Seller and ROI in accordance with their respective terms.

      Section 3.6 ROI Reports and Financial Statements.

      (a) ROI has made available to Buyer each registration statement, report, proxy statement or information statement prepared by it since December 31, 2003, including (i) ROI's Annual Report on Form 10-KSB for the year ended June 30, 2004, and (ii) ROI's Quarterly Report on Form 10-QSB for the period ended September 30, 2004 in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof and as amended, the "ROI Reports"). As of their respective dates (or, if amended, as of the date of such amendment) the ROI Reports did not, and any ROI Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

      (b) Set forth on Schedule 3.6(b) is a copy of the audited balance sheets and audited statements of income and statements of cash flows for ROI for the fiscal years ended June 30, 2003 and 2004 (the "ROI Year-End Financial Statements") and a copy of the unaudited balance sheet and statement of income and statement of cash flows for ROI for the three months ended September 30, 2004 (the "ROI Interim Financial Statements" and, together with the ROI Year-End Financial Statements, the "ROI Historical Financial Statements"). The ROI Historical Financial Statements have been prepared in accordance with GAAP consistently applied, and fairly present, in all material respects, the financial condition and results of operations and cash flows of ROI as of the dates thereof or the periods then ended, subject in the case of the unaudited financial statements to normal year-end adjustments and the absence of footnotes and similar presentation items therein.

      (c) Set forth on Schedule 3.6(c) is a copy of the unaudited balance sheets and unaudited statements of income for Seller for the fiscal years ended June 30, 2003 and 2004 (the "Seller Year-End Financial Statements") and a copy of the unaudited balance sheet and statement of income for Seller for the three months ended September 30, 2004 (the "Seller Interim Financial Statements" and, together with the Seller Year-End Financial Statements, the "Seller Historical Financial Statements". The Seller Historical Financial Statements have been prepared in accordance with GAAP consistently applied, and fairly present, in all material respects, the financial condition and results of operations and cash flows of the Business as of the dates thereof or the periods then ended, subject to normal year-end adjustments and the absence of footnotes and similar presentation items therein. There are no material off balance sheet transactions, arrangements, obligations, or relationships attributable to the Business that may have a Material Adverse Effect.

      (d) Set forth in Schedule 3.6(d) are reconciliations between the latest balance sheet and income statement set forth in Schedule 3.6(b) and the latest balance sheet and income statement set forth in Schedule 3.6(c). Such reconciliations fairly present, in all material respects, all expenses incurred by ROI on behalf of the Seller and all expenses incurred by the Seller on behalf of ROI.

      Section 3.7 Litigation and Claims. Except as set forth on Schedule 3.7:

      (a) There is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding or investigation pending, or to the Knowledge of Seller threatened, against or relating to ROI, Seller or any of their Affiliates in connection with the Transferred Assets, the Business or the transactions contemplated hereby.

      (b) None of the Transferred Assets is subject to any order, writ, judgment, award, injunction or decree of any court or governmental or regulatory authority of competent jurisdiction or any arbitrator or arbitrators.

      Section 3.8 Taxes. Except as set forth on Schedule 3.8, (a) all Tax Returns with respect to the Business that are required to be filed on or before the Closing have been or will have been duly filed and all amounts shown to be due and owing thereon have been or will have been duly and timely paid, (b) Seller has withheld from its employees and timely paid to the appropriate authorities or set aside in an account for such purpose proper and accurate amounts for all periods through the date of this Agreement in compliance with all Tax withholding provisions (including income, social security and employment Tax withholding for all types of compensation), (c) there is no lien for Taxes upon any of the Transferred Assets nor, to the Knowledge of Seller, is any taxing authority in the process of imposing any lien for Taxes on any of the Transferred Assets, other than liens for Taxes that are not yet due and payable or for Taxes the validity or amount of which is being contested by either Seller or one of its Affiliates in good faith by appropriate action, and (d) all deficiencies asserted or assessments made, if any, as a result of any examination of the Tax Returns referred to in clause (a) above have been paid in full, unless the validity or amount thereof is being contested by either Seller or one of its Affiliates in good faith by appropriate action.

      Section 3.9 Employee Benefits.

      (a) All benefit and compensation plans, contracts, policies or arrangements covering Employees, any "employee benefit plans" within the meaning of Section 3(3) of ERISA, any deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus, workers' compensation, short-term or long-term disability, vacation and severance plans and all employment, severance and change in control agreements, including any trust instruments and insurance contracts forming a part thereof, and all amendments thereto (the "Benefit Plans"), are listed on Schedule 3.9(a) and each Benefit Plan which has received a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified. Seller has provided or made available to Buyer true and complete copies of all Benefit Plans and all related service agreements, summaries, summary plan descriptions, actuarial reports, the most recent filed Forms 5500 and the most recent determination letters.

      (b) No Benefit Plan is (i) subject to Title IV of ERISA or Section 412 of the Code, (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, or (iii) maintained outside of the United States. Within the last three years, Seller has not incurred any liability under Title IV of ERISA. All Benefit Plans covering Employees which are subject to ERISA have been administered in accordance with their terms and are in substantial compliance with all applicable Laws, including ERISA and the Code.

      (c) Schedule 3.9(c) sets forth a true, correct and complete list of all Employees employed by the Business on the date hereof, identifying as to each a job title, years of service, amount or rate of salary or wages, most recent annual cash bonus, any other annual cash compensation and location of employment.

      Section 3.10 Compliance with Laws. Except as disclosed on Schedule 3.10,
(a) the Business has been for the previous three years and currently is being conducted in material compliance with all applicable Laws, (b) Seller has not received any written notice alleging any violation under any applicable Law, and ROI has not received any such notice in connection with the Business, (c) the Business has all material Governmental Authorizations necessary for the conduct of the Business as currently conducted; it being understood that nothing in this representation is intended to address any compliance issue that is specifically addressed by Section 3.11.

      Section 3.11 Environmental Matters. Except for matters that are set forth on Schedule 3.11:

      (a) the Business has been for the previous five years and is in material compliance with all applicable Environmental Laws and there are no material Liabilities under any Environmental Law with respect to the Business;

      (b) the Leased Real Property has been for as long as it has been leased by ROI, and is, in material compliance with all applicable Environmental Laws and there are not material Liabilities under any Environmental Law with respect to the Leased Real Property;

      (c) to Seller's Knowledge, neither ROI, Seller nor any predecessor in interest has received from any Person any written notice, demand, claim, letter or request for information, relating to any violation or alleged violation of, or any Liability under, any Environmental Law in connection with or affecting the Business or related to the Transferred Assets or, to Seller's Knowledge, related to the Leased Real Property;

      (d) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, proceedings or investigations pending, threatened, relating to compliance with or Liability under any Environmental Law Related to the Business or related to the Leased Real Property or the Transferred Assets;

      (e) to Seller's Knowledge, there has been no release, threatened release, contamination or disposal of Hazardous Substances at any third party property, or waste generated by Seller or any of its Affiliate or any legally responsible predecessor corporation thereof, that has given or could reasonably be expected to give rise to any Liability under any Environmental Law for which the Business would incur or share Liability;

      (f) no property currently or formerly owned or operated in connection with the Business (including soils, groundwater, surface water, buildings and other structures) has been contaminated by ROI, Seller or any Affiliate thereof with any Hazardous Substance that could reasonably be expected to require investigation or remediation under any Environmental Law;

      (g) Seller has delivered or made available to Buyer and its advisors all environmental reports, audits, assessments, sampling data, liability analyses, memoranda, and studies in the possession of or conducted by Seller or any of its Affiliates with respect to compliance under, or Liabilities related to, any Environmental Law with respect to the Business and the Leased Real Property.

      Section 3.12 Intellectual Property.

      (a) Schedule 3.12(a)(i) sets forth a true and complete list of all Registered Intellectual Property that is owned by Seller or any of its Affiliates and Related to the Business (the "Scheduled Intellectual Property"). Except as set forth on Schedule 3.12(a)(ii), the Transferred Intellectual Property constitutes all Intellectual Property used in or related to the Business and, immediately after the Closing, necessary for the Buyer to conduct and operate the Business as now being conducted by Seller. Seller owns all the Scheduled Intellectual Property, free and clear of all Encumbrances. The Scheduled Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting Seller's or its

Affiliates' use thereof or rights thereto. Seller has the right to use, pursuant to license, sublicense, agreement or permission, the Transferred Intellectual Property as such Intellectual Property is currently used in the Business.

      (b) Immediately after the Closing, Buyer will own or have the right to use all of the material Transferred Intellectual Property, on terms and conditions substantially similar to those in effect immediately prior to the Closing.

      (c) Neither the conduct of the Business nor any of the products sold or services provided by Seller in connection therewith, infringes upon or otherwise violates the Intellectual Property of any other Person. To the Knowledge of Seller, none of the Transferred Intellectual Property is being infringed upon or violated by any other Person.

      (d) Schedule 3.12(d)(i) sets forth all IP Contracts, excluding commercially available software licensed pursuant to shrink-wrap or click-wrap agreements and standard, non-exclusive licenses by Seller to its customers. Except as set forth on Schedule 3.13(d)(ii), (w) each IP Contract is, and will continue to be immediately following the Closing, in full force and effect in accordance with its terms, (x) no default or breach exists under, and there has been no event, condition or occurrence that, with the giving of notice or lapse of time, or both, would give rise or constitute a breach or default by Seller under or any of its Affiliates under, any IP Contract that would be material to the Business, (y) the consummation of the transactions contemplated hereby will not conflict with, or result in the breach of, effect or give rise to any license under, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or the lapse of time or both) of any right of either Seller or any of its Affiliates under, or a loss of any benefit to which either Seller or any of its Affiliates is entitled under, or the imposition of any obligation under, or Encumbrance on, any of the IP Contracts, and (z) no IP Contract contains any term that would become applicable or inapplicable or whose scope would materially change as a result of the consummation of the transactions contemplated hereby. To Seller's Knowledge, the Transferred Intellectual Property that is the subject of a license or sublicense to either Seller or any of its Affiliates is valid, subsisting and enforceable and is not subject to any outstanding order, judgment, decree or agreement adversely affecting either Seller's or any of its Affiliates' use thereof or rights thereto.

      (e) There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted or, to the Knowledge of Seller, threatened concerning the ownership, validity, registerability, enforceability, infringement, use or licensed right to use any material Transferred Intellectual Property.

      (f) The Scheduled Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other filing offices, domestic or foreign, as are identified on Schedule 3.12(a)(i) and such registrations, filings, issuances and other actions remain in full force and effect, and are current and unexpired. Except as would not have a Material Adverse Effect, Seller has properly executed and recorded all documents necessary to perfect its title to all Intellectual Property set forth on Schedule 3.12(a), and has filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all such items until the Closing.

      (g) Seller, ROI and their Affiliates have taken all reasonable measures to protect the secrecy, confidentiality and value of all Trade Secrets Related to the Business, and to Seller's Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements, which have not been breached. To Seller's Knowledge, no Employee has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by either Seller or its Affiliates in the furtherance of the Business that have not been assigned to either Seller and/or its Affiliates. No current or former officer or employee of ROI has any right, title or interest in or to any of the Transferred Intellectual Property.

      (h) To Seller's knowledge, Seller's employees' performance of their employment activities does not violate any third party's intellectual property rights or such employees' contractual obligations to any third person. To Seller's Knowledge, no Employee's performance of his or her employment activities violates the Intellectual Property or other rights of any Person.

      (i) To Seller's Knowledge, the IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with the Business. To Seller's Knowledge, the IT Assets do not contain any "time bombs," "Trojan horses," "back doors," "trap doors," "worms," viruses, bugs, faults or other devices or effects that (A) enable or assist any Person to access without authorization the IT Assets, or (B) otherwise significantly adversely affect the functionality of the IT Assets, except as disclosed in its documentation. To Seller's Knowledge, no Person has gained unauthorized access to the IT Assets. Seller has implemented reasonable backup and disaster recover technology consistent with industry practices. To Seller's Knowledge, none of the IT Assets or any proprietary software owned by Seller contains any shareware, open source code, or other software whose use requires disclosure or licensing of the Transferred Intellectual Property.

      Section 3.13 Labor. (a) Except as set forth on Schedule 3.13(a), neither Seller nor any of its Affiliates is a party to or bound by any material labor agreement, union contract or collective bargaining agreement respecting the Employees.

      (b) Except as set forth on Schedule 3.13(b), Seller and ROI are in compliance in all material respects with all labor Laws Related to the Business and the Employees, and are not engaged in any unfair labor practices, as defined in the National Labor Relations Act or other similar Law applicable to Employees.

      (c) There is no pending, or to the Knowledge of Seller, threatened, strike, walkout or other work stoppage or any union organizing effort by any of the Employees.

      (d) There is no unfair labor practice charge or complaint against the Business pending, or to Seller's Knowledge threatened, before the National Labor Relations Board or other Government Entity.

      Section 3.14 Contracts. (a) Schedule 3.14(a) lists all written contracts and other agreements Related to the Business to which ROI or any of its Subsidiaries is a party or by which any of their properties or assets are bound, having the following description(s) (collectively, the "Material Contracts"):

            (i) any agreement (or group of related agreements) Related to the Business for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

            (ii) any agreement (or group of related agreements) Related to the Business for the purchase or sale of supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $10,000;

            (iii) any agreement Related to the Business concerning a partnership or joint venture or other contract or agreement involving a sharing of profits, losses, costs or liabilities by ROI, Seller or any of their Affiliates with any other Person;

            (iv) any agreement (or group of related agreements) under which ROI or any of its Subsidiaries has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed an Encumbrance on any of Transferred Assets, tangible or intangible;

            (v) any material agreement Related to the Business concerning confidentiality;

            (vi) any material agreement of ROI or Seller with any of Seller's Affiliates which is Related to the Business;

            (vii) any agreement Related to the Business which contains any provision or covenant limiting (A) the ability of Seller to engage in any line of business, to compete with any Person, to do business with any Person in any location or to employ any Person, (B) the ability of any Person to compete with or obtain products or services from Seller or (C) the ability of Seller to do business other than with a specified Person or Persons;

            (viii) any collective bargaining agreement and any other agreements relating to organized labor;

            (ix) any agreement of Seller for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing severance benefits in excess of $3,000.

      (b) To the Knowledge of Seller, all Material Contracts are in full force and effect and are enforceable against each party thereto in accordance with the express terms thereof. There does not exist under any Material Contract any material violation or breach or event of default, or alleged material violation, or breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a material violation, or breach or event of default thereunder on the part of Seller or, to Seller's Knowledge, any other party thereto, except as set forth in Schedule 3.14(b). There are no material disputes pending or, to Seller's Knowledge, threatened under any Contract included in the Transferred Assets.

      (c) There are no outstanding powers of attorney in favor of any Person relating to the Business that would affect any Transferred Asset.

      Section 3.15 Territorial Restrictions. ROI and its Subsidiaries are not restricted by any agreement or understanding with any Person from carrying on the Business anywhere in the world or from expanding the Business in any way or entering into any new businesses, except for such restrictions that, individually or in the aggregate, would not be material to the Business or that would not apply to the Business or Buyer following the Closing.

      Section 3.16 Absence of Changes. Since September 30, 2004, ROI and its Subsidiaries have conducted the Business only in the Ordinary Course, and the Business has not experienced any event or condition, and to Seller's Knowledge no event or condition is threatened, that, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect. Since June 30, 2004, none of the actions or events prohibited or circumscribed by Subsections
(a) through (n) of Section 5.2 have been taken or have occurred, except as set forth on Schedule 3.16.

      Section 3.17 Assets. Except as set forth on Schedule 3.17 and with such exceptions as would not affect the use, operation or value of the Transferred Assets, the Transferred Assets constitute all the assets, properties and rights of ROI and its Subsidiaries necessary to conduct the Business as currently conducted and, immediately after the Closing, necessary for Buyer to continue to operate and conduct the Business as currently conducted.

      Section 3.18 Product Certifications. (a) The Product Certifications set forth on Schedule 3.18 are all the Product Certifications relating to the Business, and constitute all the Product Certifications necessary to conduct the Business as currently conducted and, immediately after the Closing, necessary for Buyer to continue to operate and conduct the Business as currently conducted.

      (b) Seller has not made any material modifications or updates to the Products which would require Product Certifications different from those set forth on Schedule 3.18.

      Section 3.19 Title to Property. Except as set forth on Schedule 3.19, and with such exceptions as would not affect the use, operation or value of the Transferred Assets, Seller has, and at the Closing Seller will transfer to Buyer or its Affiliates, (i) good and marketable fee simple title to, or a valid and binding leasehold interest in, the real property they own or lease that are included in the Transferred Assets and (ii) good title to the personal tangible property they own or lease that are included in the Transferred Assets, in each case free and clear of all Encumbrances, except Permitted Encumbrances.

      Section 3.20 Real Property. (a) Seller has delivered to Buyer complete and accurate copies of each of the Assigned Leases and any documents or instruments affecting the rights or obligations of any of the parties thereto.

      (b) Each facility (including, all buildings, structures, and improvements) included in the Transferred Assets is suitable for its current use, operation and occupancy.

      (c) To the Knowledge of Seller, the ownership, occupancy, use and operation of the Leased Real Property has complied and complies, in all material respects, with all Laws and Governmental Authorizations, and does not violate in any material respect any instrument of record or agreement affecting such property.

      (d) To Seller's Knowledge, there are no pending, or threatened, appropriation, condemnation, eminent domain or like proceedings relating to the Leased Real Property.

      (e) None of the Leased Real Property has suffered any material damage by fire or other casualty which has not heretofore been repaired and restored in all material respects, except for damage that would not, individually or in the aggregate, materially impair the conduct of the Business.

      Section 3.21 Operation of the Business. Except as set forth on Schedule 3.21, no part of the Business is currently operated through any entity other than Seller.

      Section 3.22 Absence of Liabilities. Except as specifically reflected, reserved against or otherwise disclosed in the Historical Financial Statements and except as set forth on Schedule 3.22, the Business does not have any Liabilities of a type required to be reflected on a balance sheet prepared in accordance with GAAP, other than Liabilities that were incurred since the date of the Historical Financial Statements in the Ordinary Course of Business.

      Section 3.23 Warranties/Product Liability. Except as set forth on Schedule
3.23 and except as specifically reflected, reserved against or otherwise disclosed in the ROI Historical Financial Statements or the Seller Historical Statements or incurred since the date thereof and as would not be material to the Business (a) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation from, by or before any Government Entity relating to any product, including the packaging and advertising related thereto, designed, formulated, manufactured, processed, sold or placed in the stream of commerce by the Business or any services provided by the Business (a "Product"), or claim or lawsuit involving a Product which is pending or, to Seller's Knowledge, threatened, by any Person, and (b) there has not been, nor is there under consideration by the Business, any Product recall or post-sale warning of a material nature conducted by or on behalf of the Business concerning any Product. All Products materially comply with applicable Governmental Authorizations and Laws, and there have not been and there are no material defects or deficiencies in such Products.

      Section 3.24 Insurance. Schedule 3.24(a) lists all material insurance policies covering the properties, assets, employees and operations of the Business (including policies providing property, casualty, liability, and workers' compensation coverage). All of such policies or renewals thereof are in full force and effect.

      Section 3.25 Finders' Fees. Except for SVB Alliant, whose fees will be paid by ROI, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller or any of its Affiliates who might be entitled to any fee or commission from either Seller or any of its Affiliates in connection with the transactions contemplated hereby.

      Section 3.26 GO Gateway Product. As of the date of this Agreement, all reasonably foreseeable capital expenditures necessary for the development, testing and successful launch of the GO Gateway product have been made.

      Section 3.27 No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller or ROI.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller and ROI as of the date hereof and as of the Closing as follows:

      Section 4.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Buyer has all requisite corporate power and authority to own and operate its respective properties and assets and to carry on its respective business as currently conducted.

      Section 4.2 Corporate Authorization. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of this Agreement has been duly and validly authorized and no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery and performance by Buyer of this Agreement.

      Section 4.3 Consents and Approvals. No consent, approval, waiver, authorization, notice or filing is required to be obtained by Buyer from, or to be given by Buyer to, or made by Buyer with, any Government Entity or other Person in connection with the execution, delivery and performance by Buyer of this Agreement other than those the failure of which to obtain, give or make would not, individually or in the aggregate materially impair or delay the ability of Buyer to effect the Closing or to perform its obligations under this Agreement. No consent, approval, waiver, authorization, notice or filing is required to be obtained by Buyer from, or to be given by Buyer to, or made by the Buyer with, any Person which is not a Government Entity in connection with the execution, delivery and performance by Buyer of this Agreement.

      Section 4.4 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of the Certificate of Incorporation, Bylaws or other organizational documents of Buyer,
(ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings required to be made or obtained by Seller or ROI, to the Knowledge of Buyer, violate or result in a breach of or constitute a default under any Law to which Buyer is subject, or (iii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of Buyer under, or result in a loss of any benefit to which Buyer is entitled under, any Contract, other than, in the case of clause (iii), conflicts, breaches, terminations, defaults, cancellations, accelerations, losses, violations or Encumbrances that would not, individually or in the aggregate, materially impair or delay Buyer's ability to perform its obligations hereunder.

      Section 4.5 Binding Effect. This Agreement, when executed and delivered by each of Seller and ROI will constitute a valid and legally binding obligation of Buyer enforceable against it in accordance with its respective terms.

      Section 4.6 Finders' Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any Affiliate of Buyer who might be entitled to any fee or commission from Seller or ROI in connection with the transactions contemplated hereby.

      Section 4.7 No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

                                   ARTICLE V

                                   COVENANTS

      Section 5.1 Access and Information.

      (a) From the date hereof until the Closing, subject to reasonable rules and regulations of Seller and any applicable Laws, Seller shall (and ROI shall cause Seller to) (i) afford Buyer and its representatives (including representatives of entities providing or arranging financing for Buyer) access, during regular business hours and upon reasonable advance notice, to the Employees, and the assets, books and records of the Business, (ii) furnish, or cause to be furnished, to Buyer any financial and operating data and other information that is available with respect to the Business as Buyer from time to time reasonably requests, (iii) instruct its counsel and financial advisors to cooperate in a reasonable manner with Buyer in its investigation of the Business, including instructing its accountants to give Buyer reasonable access to their work papers, (iv) provide Buyer and its lenders reasonable access to the books and records of the Business to the extent reasonably necessary for such lenders to complete a customary due diligence investigation with respect to Buyer, (v) cooperate with Buyer and its lenders in such lenders' preparation of security interest documentation and other documents reasonably necessary in order to perfect such lenders' interests in Buyer's assets and properties (including the Transferred Assets) following the Closing, and (vi) provide Buyer and its independent accountants with reasonable access to the books and records of the Business and the Employees, for purposes of completing its accounting and Tax allocations with respect to the Transferred Assets. No investigation pursuant to this Section 5.1(a) shall alter any representation or warranty given hereunder by Seller. All requests for information made pursuant to this Section 5.1(a) shall be directed to an executive officer of Seller or such Person or Persons as may be designated by Seller. All information received pursuant to this Section 5.1(a) shall be governed by the terms of the Confidentiality Agreement.

      (b) Following the Closing, upon the request of the other party, to the extent permitted by Law and confidentiality obligations existing as of the Closing Date, Seller shall grant to Buyer, and its representatives, and Buyer shall grant to Seller, and its representatives, during regular business hours and subject to reasonable rules and regulations of the granting party, the right, at the expense of the non-granting party, to inspect and copy the books, records and other documents in the granting party's possession pertaining to the operation of the Business prior to the Closing (including books of account, records, files, invoices, correspondence and memoranda, customer and supplier lists, data, specifications, insurance policies, operating history information and inventory records). In no event shall either party have access to the consolidated federal, state or local Tax Returns of the other party.

      Section 5.2 Conduct of Business. During the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement or as Buyer otherwise agrees in writing in advance, Seller shall conduct, and ROI shall cause Seller to conduct, the Business in the Ordinary Course and use its commercially reasonable efforts to preserve intact the Business and its relationship with its customers, suppliers, creditors and employees in accordance with past practices. During the period from the date hereof to the Closing, except as set forth on Schedule 5.2(n) or as otherwise contemplated by this Agreement or as Buyer shall otherwise consent (which consent shall not be unreasonably withheld), Seller shall not, and ROI shall cause Seller not to, with respect to the Business:

      (a) incur, create or assume any Encumbrance on any of its assets other than a Permitted Encumbrance;

      (b) sell, lease, license, transfer or dispose of any assets other than in the Ordinary Course of Business;

      (c) terminate or extend or modify any Material Contract;

      (d) enter into any contract, arrangement or commitment other than in the Ordinary Course of Business;

      (e) dispose of or permit to lapse any rights in, to or for the use of any Intellectual Property Related to the Business or the subject of any Seller Licensed Intellectual Property, or disclose to any Person not an Employee any Intellectual Property Related to the Business or the subject of any Seller Licensed Intellectual Property not heretofore a matter of public knowledge, except pursuant to judicial or administrative process;

      (f) (i) increase the compensation of any of the directors, officers, Employees or independent contractors of the Business, except in the Ordinary Course of Business or pursuant to the terms of agreements or plans currently in effect and listed on Schedule 3.9(a), (ii) pay or agree to pay or increase or agree to increase any pension, retirement allowance, severance or other employee benefit not already required or provided for under any existing plan, agreement or arrangement to any director, officer, employee or independent contractor,
(iii) except as required by applicable Law, amend in any respect any such plan, agreement or arrangement, other than amendments that result in de minimis additional expense or (iv) hire any employee or individual independent contractor with annual compensation in excess of $20,000, other than to fill vacancies arising in the Ordinary Course of Business at compensation levels not in excess of those prevailing in the market, or enter into any new employment or severance agreements that would result in post-termination payments that in the aggregate would exceed $5,000 becoming due or payable upon termination of employment or of the individual independent contractor;

      (g) assume or enter into any labor or collective bargaining agreement relating to the Business;

      (h) (i) incur any additional Indebtedness, except under the current terms of any Contracts for Indebtedness disclosed on Schedule 3.14(a), or issue any debt securities or assume, guarantee or endorse any material obligations of any other Person, or (ii) make any material loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in amounts not material to the maker of such loan or advance);

      (i) settle any material claims, actions, arbitrations, disputes or other proceedings;

      (j) accelerate the delivery or sale of products or the incurrence of capital expenditures, or (except in the Ordinary Course) offer discounts on sale of products;

      (k) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

      (l) cancel or compromise any material debt or claim or waive any rights of material value to the Business without the Business receiving a realizable benefit of similar or greater value, or voluntarily suffer any extraordinary loss;

      (m) do any other act which would reasonably be expected to cause any representation or warranty of either Seller in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect at such time; or

      (n) authorize or enter into any agreement or commitment with respect to any of the foregoing.

      Section 5.3 Reasonable Best Efforts. (a) Seller and Buyer shall cooperate and use their respective reasonable best efforts to fulfill as promptly as practicable the conditions precedent to the other party's obligations hereunder, including securing as promptly as practicable all consents, approvals, waivers and authorizations required in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer and Seller will make all filings and submissions required by any applicable Laws and promptly file any additional information requested as soon as practicable after receipt of such request therefor. Subject to applicable law and the instructions of any Government Entity, Seller and Buyer each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Seller and Buyer, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Government Entity with respect to such transactions.

      (b) ROI shall promptly prepare and file with the SEC a definitive Proxy Statement with respect to the Transaction (the "Proxy Statement"). As promptly as practicable after such filing and subject to any SEC review period, ROI shall mail the Proxy Statement to its stockholders. ROI agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. ROI will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      (c) ROI will take, in accordance with applicable law and its certificate of incorporation and by-laws, all action necessary to convene a meeting of its stockholders (the "Stockholders Meeting") as promptly as reasonably practicable following the date of this Agreement to consider and vote upon the adoption of this Agreement and approval of the Transaction. ROI's Board of Directors shall recommend such adoption or approval, as the case may be, and shall take all lawful action to solicit such approval. In the event that subsequent to the date hereof, ROI's Board of Directors determines that this Agreement or the Transaction is no longer advisable and either makes no recommendation or recommends that its stockholders reject this Agreement or the Transaction, ROI shall nevertheless submit this Agreement to its stockholders for adoption at the Stockholders Meeting.

      Section 5.4 Tax Matters.

      (a) Seller Liability for Taxes. Seller shall be liable for (A) any Taxes imposed with respect to the Business or any Transferred Assets or any income or gain derived with respect thereto for the taxable periods, or portions thereof, ended on or before the Closing Date, (B) Losses directly or indirectly relating to or arising out of any liability for Taxes imposed with respect to the Business or any Transferred Assets or any income or gain derived with respect thereto for the taxable periods, or portions thereof, ended on or before the Closing Date, and (C) any Transfer Taxes for which it is liable pursuant to
Section 5.4(e).

      (b) Buyer Liability for Taxes. Buyer shall be liable for (A) any Taxes imposed with respect to the Business or any Transferred Assets or any income or gains derived with respect thereto for any taxable period, or portion thereof, beginning after the Closing Date, (B) Losses directly or indirectly relating to or arising out of any liability for Taxes imposed with respect to the Business or any Transferred Assets or any income or gains derived with respect thereto for any taxable period, or portion thereof, beginning after the Closing Date, and (C) any Transfer Taxes for which Buyer is liable pursuant to Section 5.4(e).

      (c) Proration of Taxes. To the extent necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the taxable year or period ended as of the close of business on the Closing Date, except that those annual property taxes and exemptions, allowances or deductions that are calculated on an annual basis shall be prorated on a time basis.

      (d) Tax Returns. Except as provided in Section 5.4(e), if either party shall be liable hereunder for any portion of the Tax shown due on any Tax Returns required to be filed by the other party, the party preparing such Tax Return shall deliver a copy of the relevant portions of such Tax Return to the party so liable for its review and approval not less than 30 days prior to the date on which such Tax Returns are due to be filed (taking into account any applicable extensions). If the parties disagree as to any item reflected on any such return with respect to the taking of a particular tax return position or the making of a particular disclosure on such return, Seller shall determine how the disputed items, tax return positions or disclosures are reflected, if at all, unless such returns relate solely to Taxes for which Buyer is liable hereunder, in which case Buyer shall make the determination.

      (e) Transfer Taxes. All federal, state, local or foreign or other excise, sales, use, value added, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed as a result of the Transaction, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties ("Transfer Taxes"), shall be borne by Seller.

      (f) Contest Provisions. Each of Buyer and Seller shall promptly notify the other in writing upon receipt of notice of any pending or threatened audits or assessments with respect to Taxes for which such other party (or such other party's Affiliates) may be liable pursuant to this Section 5.4. Seller shall be entitled to participate at its expense in the defense of and, at their option, take control of the complete defense of, any Tax audit or administrative or court proceeding relating to Taxes for which it may be liable pursuant to this
Section 5.4, and to employ counsel of its choice at its expense. Neither party may agree to settle any claim for Taxes for which the other may be liable without the prior written consent of such other party, which consent shall not be unreasonably withheld. Buyer and Seller agree that as to all Taxes (including Transfer Taxes) and Seller's liability, on the one hand, and Buyer's liability, on the other hand, for such Taxes (including Transfer Taxes), the contest provisions of this Section 5.4(f) shall control and the provisions of Section
7.4 through 7.10 shall not apply to the Tax indemnity provisions of this Section 5.4.

      (g) Buyer's Claiming, Receiving or Using of Refunds and Overpayments. If, after the Closing, Buyer or its Affiliates (A) receive any refund, or (B) utilize the benefit of any overpayment or prepayment of Taxes which, in either of cases (A) and (B),

(x) relate to a Tax paid by Seller or any of its Affiliates, or (y) is the subject of indemnification by Seller hereunder, Buyer shall promptly transfer, or cause to be transferred, to Seller the entire amount of the refund or overpayment (including interest) received or utilized by Buyer or its Affiliates. Buyer agrees to notify Seller promptly of both the discovery of a right to claim any such refund or overpayment and the receipt of any such refund or utilization of any such overpayment. Buyer agrees to timely file and claim any such refund or to utilize any such overpayment as soon as possible and to furnish to Seller all information, records and assistance necessary to verify the amount of the refund or overpayment.

      (h) Determination and Allocation of Consideration. The parties to this Agreement agree to determine the amount of and allocate the total consideration transferred by Buyer to Seller or its Affiliates pursuant to this Agreement (the "Consideration") in accordance with the fair market value of the assets and liabilities transferred. Buyer shall provide Seller with one or more schedules allocating the Consideration at least 20 days prior to the Closing. If Seller disagrees with any items reflected on the schedules so provided, Seller shall notify Buyer of such disagreement and its reasons for so disagreeing, in which case Seller and Buyer shall attempt to resolve the disagreement. To the extent Seller and Buyer cannot agree on a mutually acceptable determination and/or allocation of the Consideration (including any adjustment of such consideration pursuant to the immediately following sentence), such determination and/or allocation shall be made by the CPA Firm, whose decision shall be final and binding and whose expenses shall be shared equally by Seller and Buyer. Seller and Buyer agree to prepare and file an IRS Form 8594 in a timely fashion in accordance with the rules under Section 1060 of the Code and in a manner consistent with the mutually agreed upon determination and/or allocation of the Consideration (or as determined by the CPA Firm). To the extent that the Consideration is adjusted after the Closing Date, the parties agree to revise and amend the schedule and IRS Form 8594 in the same manner and according to the same procedure. The determination and allocation of the Consideration derived pursuant to this Section 5.4(h) shall be binding on Seller and Buyer for all Tax reporting purposes.

      (i) Assistance and Cooperation. After the Closing Date the parties shall cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns and payments in respect thereof. Each party shall (i) provide timely notice to the other in writing of any pending or proposed audits or assessments with respect to Taxes for which such other party or any of its Affiliates may have a liability under this Agreement and (ii) furnish the other with copies of all relevant correspondence received from any taxing authority in connection with any audit or information request with respect to any Taxes referred to in Section 5.4(h).

      (j) Employee Withholding and Reporting Matters. With respect to those Transferred Employees who are employed by Buyer within the same calendar year as the Closing, Buyer shall, in accordance with and to the extent permitted pursuant to Revenue Procedure 84-77, 1984-2 C.B. 753, assume all responsibility for preparing and filing

Form W-2, Wage and Tax Statement, Form W- 3, Transmittal of Income and Tax Statements, Form 941, Employer's Quarterly Federal Tax Return, Form W-4, Employee's Withholding Allowance Certificate and Form W-5, Earned Income Credit Advance Payment Certificate. Seller and Buyer agree to comply with the procedures described in Section 5 of the Revenue Procedure 84-77.

      (k) Maintenance of Buyer's Books and Records. Until the applicable statute of limitations (including periods of waiver) has run for any Tax Returns filed or required to be filed covering the periods up to and including the Closing Date, Buyer shall, and shall cause its Affiliates to, retain all Books and Records with respect to the Business in existence on the Closing Date and after the Closing Date will provide Seller access to such Books and Records for inspection and copying by Seller, or its agents upon reasonable request and upon reasonable notice. After the expiration of such period, no such Books and Records shall be destroyed by Buyer without first advising Seller in writing and giving Seller a reasonable opportunity to obtain possession thereof, any costs of transferring such Books and Records to be paid by Seller.

      Section 5.5 Employees and Employee Benefits. ((a) Buyer shall offer employment to at least eighty percent (80%) of the Applicable Employees, under terms as determined by Buyer in its discretion, on the Closing Date or upon the return of any such Applicable Employee to active employment. For purposes of this Agreement, "Applicable Employees" means (i) all Employees of the Business on the Closing Date, including Employees on temporary leave for purposes of jury or annual two-week national service/military duty, Employees on vacation and Employees on a regularly scheduled day off from work; and (ii) Employees who on the Closing Date are on maternity or paternity leave, educational leave, military leave with veteran's reemployment rights under federal law, leave under the Family Medical Leave Act of 1993, approved personal leave, short-term disability leave or medical leave; provided, however, that no such Employee shall be guaranteed reinstatement to active service if he is incapable of working in accordance with the policies, practices and procedures of the Buyer or if his return to employment is contrary to the terms of his leave. Each Applicable Employee who accepts Buyer's offer of employment shall be a "Transferred Employee" for purposes of this Agreement upon the later of the Closing Date or the return of such Applicable Employee to active employment.

      (b) Buyer shall (i) waive any applicable pre-existing condition exclusions, waiting periods and actively-at-work requirements with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of Buyer that a Transferred Employee is eligible to participate in following the Closing Date, to the extent such exclusions, requirements or waiting periods were inapplicable to, or had been satisfied by, such Transferred Employee immediately prior to the Closing Date under the relevant Benefit Plan in which such Transferred Employee participated, (ii) provide, or cause to be provided to, each such Transferred Employee and their beneficiaries with credit for any co-payments, out-of-pocket expenses and deductibles paid (to the same extent such credit was given under the analogous Benefit Plan prior to the Closing Date) in satisfying any applicable deductible, co-payment or out-of-pocket requirements in respect of the plan year in which the Closing occurs and (iii) recognize, or cause to be recognized, service prior to the Closing Date with the Seller for purposes of eligibility and vesting (but not for purposes of benefit accrual) under any benefit plan of Buyer to the same extent such service was recognized by the Seller under any similar Benefit Plan in which such Transferred Employee participated immediately prior to the Closing Date. Notwithstanding the foregoing, nothing contained herein shall obligate Buyer to provide or maintain any particular type of benefit or employee benefit plan.

      Section 5.6 Non-Solicitation/Non-Competition. (a) Each of Seller and ROI agrees that for the period commencing on the Closing Date and expiring on the fifth anniversary of the Closing Date it will not directly or indirectly (i) induce or encourage any Employee to reject Buyer's offer of employment or to accept any other position or employment, (ii) solicit for employment or any similar arrangement any Transferred Employee or (ii) hire or assist any other Person in hiring any Transferred Employee; provided, however, that this Section 5.6(a) shall not apply to Transferred Employees who have left the employment of Buyer or any of its Affiliates and shall not prohibit general solicitations for employment through advertisements or other means.

      (b) Each of Seller and ROI agrees that for the period commencing on the Closing Date and expiring on the fifth anniversary of the Closing Date it shall not engage, either directly or indirectly, alone or with others, as stockholders or otherwise in any business in North America that develops or markets software or services for debit card, credit card, check or related transactions processing or in any business in North America that competes with the Business, as conducted as of the Closing Date (together, a "Competing Business"); provided that nothing in this Section 5.6(b) shall preclude Seller or any of its Affiliates from owning in the aggregate up to 2% of any Person engaged in a Competing Business.

      Section 5.7 Further Assurances. From time to time after the Closing Date, each party hereto shall, and shall cause its Affiliates, promptly to execute, acknowledge and deliver any other assurances or documents or instruments of transfer reasonably requested by the other party hereto and necessary for the requesting party to satisfy its obligations hereunder or to obtain the benefits of the transactions contemplated hereby. Without limiting the generality of the foregoing, to the extent that Buyer or Seller discovers following Closing that any asset that was intended to be transferred pursuant to this Agreement was not transferred at Closing, each of Seller and ROI shall or shall cause its Affiliates promptly to assign and transfer to Buyer all right, title and interest in such asset. Following the Closing Date, Buyer shall provide ROI and Seller with reasonable access to the Books and Records, including, without limitation, copies of source code, to the extent reasonably necessary to permit Seller to satisfy and discharge the Excluded Liabilities.

      Section 5.8 Acquisition Proposals. ROI agrees that prior to the earlier of the Closing and the earlier of the termination of this Agreement pursuant to
Article VIII,
neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any material assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). ROI further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any discussions or negotiations concerning, or provide any confidential information or data to, any Person relating to an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent ROI or its Board of Directors from (i) complying with its disclosure obligations under federal or state law with regard to an Acquisition Proposal; or (ii) at any time before, but not after, this Agreement is submitted for a vote at the Stockholders Meeting, (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if ROI's Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the stockholders of ROI, if and only to the extent that,
(x) in each such case referred to in clause (A), (B) or (C) above, ROI's Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (y) in each case referred to in clause (B) or (C) above, ROI's Board of Directors determines in good faith (after consultation with its outside financial advisors) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and if consummated, would result in a transaction more favorable to ROI's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). ROI agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. ROI agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section
5.8 and in the Confidentiality Agreement. ROI agrees that it will notify Buyer immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Buyer informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations.

      Section 5.9 Confidentiality. Seller shall treat as confidential and shall safeguard any and all information, knowledge and data included in the Transferred Assets or the Seller Leased Property, in each case by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as Seller used with respect thereto prior to the execution of this Agreement. Buyer acknowledges that the confidentiality obligations set forth herein shall not extend to information, knowledge and data that is publicly available or becomes publicly available through no act or omission of Seller or ROI, or becomes available on a non-confidential basis from a source other than Seller or ROI so long as such source is not known by such party to be bound by a confidentiality agreement with or other obligations of secrecy to the other party.

      Section 5.10 Guaranty of Receivables. Buyer agrees to attempt to collect in good faith all Accounts Receivable. As of a date not fewer than 60 days nor more than 120 days following the Closing, Buyer shall determine, for each obligor with respect to any Account Receivable, the amount of such Account Receivable which has not been paid (the "Past Due Amount"), and shall promptly shall send to ROI a written notice showing the aggregate Past Due Amount. An amount equal to such Past Due Amount shall be paid in cash by ROI to Buyer within five days of such notice. To the extent that any amounts are paid by ROI under this section, Buyer shall compute the amount, if any, which such obligor subsequently pays to Buyer with respect to such Account Receivable and, to the extent any such additional amounts have been paid, Buyer shall reimburse ROI for any payments by ROI under this Section 5.10. At Seller's request, Buyer shall assign to ROI any Accounts Receivable for which Buyer has been paid under this
Section 5.10.

      Section 5.11 Intellectual Property Non-Assertion. Each of ROI and Seller agrees that it shall not assert against the Buyer or any of its Affiliates or any of their employees, contractors or successor or assigns any Intellectual Property owned or controlled by it or any of its Affiliates as of the Closing Date in connection with the operation of the Business.

      Section 5.12 Additional Financial Statements. Seller will prepare and furnish to Buyer as soon as they become available, periodic financial reports in the form which it customarily prepares for its internal purposes concerning the Business.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

      Section 6.1 Conditions to the Obligations of Buyer, Seller and ROI. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

      (a) No Prohibition. No Law shall be in effect prohibiting the Transaction.

      (b) Consents and Approvals. All Seller Required Approvals set forth on
Schedule 6.1(b) and all Buyer Required Approvals shall have been obtained.

      (c) Stockholder Approval. This Agreement and the Transaction shall have been duly approved by holders of ROI's capital stock constituting the Requisite Vote.

      Section 6.2 Conditions to the Obligations of Buyer. The obligation of Buyer to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

      (a) Representations and Warranties. Each of the representations and warranties of ROI and Seller contained in Sections 3.1 through 3.6 shall be true and correct in all respects as of the date hereof and as of the Closing as if made on and as of the Closing (except for such representations and warranties that are made as of a specific date, which shall be true and correct in all respects as of such date). Each of the other representations and warranties of ROI and Seller contained in this Agreement shall be true and correct in all respects (disregarding, for this purpose, any qualifications as to materiality or Material Adverse Effect) as of the date hereof and as of the Closing as if made on and as of the Closing (except for such representations and warranties that are made as of a specific date, which shall be true and correct in all respects as of such date), except for such failures to be true and correct as have not had and would not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

      (b) Covenants. Each of the covenants and agreements of Seller to be performed on or prior to the Closing shall have been duly performed in all material respects.

      (c) Certificate. Buyer shall have received a certificate, signed by a duly authorized officer of Seller and dated the Closing Date, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

      (d) No Proceedings. There shall not be pending or threatened any suit, action or proceeding challenging or seeking to restrain, limit or prohibit any transactions contemplated by this Agreement or seeking to obtain from Buyer in connection with the transactions contemplated by this Agreement any material damages or material commitments or seeking to prohibit or limit the ownership, operation or control by Buyer or any of its Affiliates of any material portion of the business or assets of Buyer (including the Business) or any of its Affiliates.

      (e) Legal Opinion. Buyer shall have received an opinion of counsel reasonably satisfactory to Buyer with respect to the due authorization, execution and delivery of this Agreement.

      (f) No Encumbrances. ROI and Seller shall have furnished to Buyer evidence reasonably satisfactory to Buyer of the satisfaction, discharge and release of all Encumbrances on the Transferred Assets.

      (g) Management Bonuses. Seller shall have furnished to Buyer evidence reasonably satisfactory to Buyer of the payment of management bonuses to ROI's and Seller's executives for fiscal year 2004 or of arrangements to pay such bonuses out of the Purchase Price as and when paid at the Closing.

      (h) Absence of Certain Liabilities. ROI shall have furnished to Buyer evidence that Seller and Paymentech, L.P. have entered into a Commitment Reseller Agreement in substantially the form furnished to Buyer prior to the date of this Agreement.

      Section 6.3 Conditions to the Obligations of Seller and ROI. The obligation of Seller and ROI to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

      (a) Representations and Warranties. Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all respects as of the date hereof and as of the Closing as if made on and as of the Closing (except for such representations and warranties that are made as of a specific date, which shall be true and correct in all respects as of such date).

      (b) Covenants. Each of the covenants and agreements of Buyer to be performed on or prior to the Closing shall have been duly performed in all material respects.

      (c) Certificate. Seller and ROI shall have received a certificate, signed by a duly authorized officer of Buyer and dated the Closing Date, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

      (d) Legal Opinion. Seller and ROI shall have received an opinion of counsel reasonably satisfactory to Seller and ROI with respect to the due authorization, execution and delivery of this Agreement.

                                  ARTICLE VII

                   SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

      Section 7.1 Survival. The representations and warranties of Buyer, Seller and ROI contained in this Agreement shall survive the Closing for the period set forth in this Section 7.1. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of two years after the Closing Date, except that (i) the representations and warranties contained in Sections 3.1, 3.2, 3.5, 4.1, 4.2 and
4.5 shall survive forever and (ii) the representations and warranties contained in Sections 3.9 and 3.11 shall survive until the expiration of the applicable statute of limitations, giving effect to any extensions thereof; it being understood that in the event notice of any claim for indemnification under
Section 7.2(a) or Section 7.3(a) hereof has been given (within the meaning of Section 9.1) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved.

      Section 7.2 Indemnification by Seller and ROI. (a) From and after the Closing, Seller and ROI hereby jointly and severally agree that from and after the Closing they shall indemnify, defend and hold harmless Buyer, its Affiliates, and their respective directors, officers, shareholders, partners, members, attorneys, accountants, agents, representatives and employees (other than the Transferred Employees) and their heirs, successors and permitted assigns, each in their capacity as such (the "Buyer Indemnified Parties" and collectively with the Seller Indemnified Parties, the "Indemnified Parties") from, against and in respect of any damages, losses, charges, Liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties, and costs and expenses (including removal costs, remediation costs, closure costs, fines, penalties and expenses of investigation and ongoing monitoring, reasonable attorneys' fees, and reasonable out of pocket disbursements) (collectively, "Losses") imposed on, sustained, incurred or suffered by, or asserted against, any of the Buyer Indemnified Parties, whether in respect of third party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to or arising out of (i) subject to Section 7.2(b), any breach or inaccuracy of any representation or warranty made by Seller or ROI contained in this Agreement (other than the representations and warranties set forth in Sections 3.3, 3.5, 3.12, 3.17 and 3.19 of this Agreement) or any document delivered pursuant to this Agreement for the period such representation or warranty survives, it being understood that for purposes of this Section 7.2(a) any qualifications relating to materiality, including the term "Material Adverse Effect" (other than in the first sentence of Section 3.16), or relating to Knowledge contained in such representation or warranty shall be disregarded for purposes of determining whether such representation or warranty was breached,
(ii) any breach or inaccuracy of any representation or warranty made by Seller or ROI contained in Section 3.3, 3.5, 3.17 or 3.19 of this Agreement for the period such representation or warranty survives, it being understood that for purposes of this Section 7.2(a) any qualifications relating to materiality, including the term "Material Adverse Effect", or relating to Knowledge contained in such representation or warranty shall be disregarded for purposes of determining whether such representation or warranty was breached, (iii) any breach or inaccuracy of any representation or warranty made by Seller or ROI contained in Section 3.12 of this Agreement for the period such representation or warranty survives, it being understood that for purposes of this Section 7.2(a) any qualifications relating to materiality, including the term "Material Adverse Effect", or related to knowledge contained in such representation or warranty shall be disregarded for purposes of determining whether such representation or warranty was breached, (iv) any material breach of any covenant or agreement of Seller, ROI or any of their Affiliates contained in this Agreement or any document delivered pursuant to this Agreement, (v) any of the Excluded Liabilities, including any and all Liabilities relating to the Employees and the Benefit Plans to the extent not expressly assumed by Buyer in this Agreement, (vi) any Taxes and Transfer Taxes for which ROI or the Seller are responsible in accordance with Section 5.4, (vii) any tax repayment plan with the State of California or any of its instrumentalities, and (viii) any and all payments due to the individuals listed in Schedule 7.2(a)(viii) in connection with or as a result of the transactions contemplated by this Agreement, whether pursuant to employment agreements between ROI and such individuals or otherwise.

      (b) Seller and ROI shall not be liable to the Buyer Indemnified Parties for any Losses with respect to the matters described in Section 7.2(a)(i) unless and until the Contingent Payment is payable, in which case (i) Buyer shall be entitled to set-off against the Contingent Payment such Losses with respect to which there has therefore occurred a "final determination" pursuant to Section 7.7, (ii) Buyer shall not be entitled to set-off against the Contingent Payment Losses in excess of $1,500,000 in the aggregate, and (iii) the Buyer Indemnified Parties' sole and exclusive remedy for such matters shall be the exercise of such right of set-off, but only as and to the extent such right may be exercised.

      (c) Seller and ROI shall not liable to the Buyer Indemnified Parties for any Losses with respect to the matters described in Section 7.2(a)(iii) unless and until such Losses exceed $1,000,000 in the aggregate, in which case Seller and ROI shall be liable for all such Losses (including the first $1,000,000); provided that Seller and ROI shall not be required to make any payments to the Buyer Indemnified Parties pursuant to Section 7.2(a)(iii) in excess of an amount equal to 50% of the Purchase Price, as adjusted pursuant to Section 2.6.

      Section 7.3 Indemnification by Buyer. (a) From and after the Closing, Buyer hereby agrees that from and after the Closing it shall indemnify, defend and hold harmless Seller, ROI, their Affiliates, and their respective directors, officers, shareholders, partners, members, attorneys, accountants, agents, representatives and employees and their heirs, successors and permitted assigns, each in their capacity as such (the "Seller Indemnified Parties") from, against and in respect of any Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Seller Indemnified Parties, whether in respect of third party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to, arising out of (i) subject to Section 7.3 (b) hereof any breach or inaccuracy of any representation or warranty made by Buyer contained in this Agreement or any document delivered pursuant to this Agreement for the period such representation or warranty survives, it being understood that for purposes of this Section 7.3(a) any qualifications relating to materiality, including the term "Material Adverse Effect", or relating to Knowledge contained in such representation or warranty shall be disregarded for purposes of determining whether such representation or warranty was breached, (ii) any material breach of a covenant or agreement of Buyer contained in this Agreement or any document delivered pursuant to this Agreement, (iii) any and all Taxes and Transfer Taxes for which Buyer is responsible in accordance with Section 5.4, and (iv) the use by Buyer and its Affiliates of the Transferred Assets following the Closing.

      (b) Buyer shall not be liable to the Seller Indemnified Parties for any Losses with respect to the matters contained in Section 7.3(a)(i) in excess of $1,500,000 in the aggregate.

      Section 7.4 Third Party Claim Indemnification Procedures.

      (a) In the event that any written claim or demand for which an indemnifying party (an "Indemnifying Party") may have liability to any Indemnified Party hereunder, other than those relating to Taxes (which are the subject of Section 5.4(g)), is asserted against or sought to be collected from any Indemnified Party by a third party (a "Third Party Claim"), such Indemnified Party shall promptly, but in no event more than ten days following such Indemnified Party's receipt of a Third Party Claim, notify the Indemnifying Party in writing of such Third Party Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Third Party Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a "Claim Notice"); provided, however, that the failure timely to give a Claim Notice shall affect the rights of an Indemnified Party hereunder only to the extent that such failure has a material prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such Third Party Claim. The Indemnifying Party shall have 30 days (or such lesser number of days set forth in the Claim Notice as may be required by court proceeding in the event of a litigated matter) after receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party that it desires to defend the Indemnified Party against such Third Party Claim unless the Indemnified Party has notified the Indemnifying Party in the Claim Notice that it has determined in good faith that there is a reasonable probability that such Third Party Claim may adversely affect it or its Affiliates other than as a result of monetary damages; it being understood that by assuming the defense of a Third Party Claim the Indemnifying Party shall conclusively acknowledge that it has an indemnity obligation with respect to such Third Party Claim.

      (b) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense, with counsel reasonably satisfactory to the Indemnified Party at its expense. Once the Indemnifying Party has duly assumed the defense of a Third Party Claim, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing. The Indemnified Party shall participate in any such defense at its expense unless (i) the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) the Indemnified Party assumes the defense of a Third Party Claim after the Indemnifying Party has failed to diligently pursue a Third Party Claim it has assumed, as provided in the first sentence of Section 7.4(c). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any Third Party Claim on a basis that would result in (i) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any of its Affiliates, (ii) a finding or admission of a violation of Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates, (iii) a finding or admission that would have an adverse effect on other claims made or threatened against the Indemnified Party or any of its Affiliates, or (iv) any monetary liability of the Indemnified Party that will not be promptly paid or reimbursed by the Indemnifying Party.

      (c) If the Indemnifying Party (i) elects not to defend the Indemnified Party against a Third Party Claim, whether by not giving the Indemnified Party timely notice of its desire to so defend or otherwise, (ii) is not entitled to defend the Third Party Claim as a result of the Indemnified Party's election to defend the Third Party Claim as provided in Section 7.4(a), or (iii) after assuming the defense of a Third Party Claim, fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten days after receiving written notice from the Indemnified Party to the effect that the Indemnifying Party has so failed, the Indemnified Party shall have the right but not the obligation to assume its own defense; it being understood that the Indemnified Party's right to indemnification for a Third Party Claim shall not be adversely affected by assuming the defense of such Third Party Claim. The Indemnified Party shall not settle a Third Party Claim without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

      (d) The Indemnified Party and the Indemnifying Party shall cooperate in order to ensure the proper and adequate defense of a Third Party Claim, including by providing access to each other's relevant business records and other documents, and employees; it being understood that the costs and expenses of the Indemnified Party relating thereto shall be Losses.

      (e) The Indemnified Party and the Indemnifying Party shall use reasonable best efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

      Section 7.5 Direct Claims. If an Indemnified Party wishes to make a claim for indemnification hereunder for a Loss that does not result from a Third Party Claim (a "Direct Claim"), the Indemnified Party shall notify the Indemnifying Party in writing of such Direct Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Direct Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto. The Indemnifying Party shall have a period of 30 days within which to respond to such Direct Claim. If the Indemnifying Party does not respond within such 30-day period, the Indemnifying Party will be deemed to have accepted the Direct Claim. If the Indemnifying Party rejects all or any part of the Direct Claim, the Indemnified Person shall be free to seek enforcement of its rights to indemnification under this Agreement with respect to such Direct Claim.

      Section 7.6 Consequential Damages. The parties hereto acknowledge that Losses includes consequential, punitive, special, incidental and indirect damages, including lost profits.

      Section 7.7 Payments. The Indemnifying Party shall pay all amounts payable pursuant to this Article VII, by wire transfer of immediately available funds, promptly following receipt from an Indemnified Party of a bill, together with all accompanying reasonably detailed back-up documentation, for a Loss that is the subject of indemnification hereunder, unless the Indemnifying Party in good faith disputes the Loss, in which event it shall so notify the Indemnified Party. In any event, the Indemnifying Party shall pay to the Indemnified Party, by wire transfer of immediately available funds, the amount of any Loss for which it is liable hereunder no later than three days following any final determination of such Loss and the Indemnifying Party's liability therefor. A "final determination" shall exist when (i) the parties to the dispute have reached an agreement in writing, (ii) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment, or (iii) an arbitration or like panel shall have rendered a final non-appealable determination with respect to disputes the parties have agreed to submit thereto.

      Section 7.8 Characterization of Indemnification Payments. All payments made by an Indemnifying Party to an Indemnified Party in respect of any claim pursuant to Section 7.2 or 7.3 hereof shall be treated as adjustments to the Purchase Price for Tax purposes.

      Section 7.9 Effect of Waiver of Condition. Neither Buyer's nor Seller's right to indemnity pursuant to this Article VII shall be adversely affected by its waiver of a condition to closing set forth in Article VI unless such party makes clear by the terms of its waiver that it is foreclosing its right to indemnity with respect to the matter that is the subject of the waiver.

      Section 7.10 Exclusive Remedy. After the Closing, the indemnities provided in this Article VII and the remedy described in Section 9.13 shall constitute the sole and exclusive remedies of any Indemnified Party for damages arising out of, resulting from or incurred in connection with any claims in this Agreement, except in the case of fraud or willful misconduct.

                                  ARTICLE VIII

                                   TERMINATION

      Section 8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

      (a) by written agreement of Buyer, Seller and ROI;

      (b) by either Buyer, on the one hand, or ROI, on the other hand, by giving written notice of such termination to the other party or parties, if the Closing shall not have occurred on or prior to June 30, 2005 so long as the terminating party is not in material breach of its obligations under this Agreement;

      (c) by Buyer if any of the conditions to Closing set forth in Section 6.2 are not capable of being fulfilled as of the Closing so long as Buyer is not in material breach of its obligations under this Agreement;

      (d) by ROI if any of the conditions to Closing set forth in Section 6.3 are not capable of being fulfilled as of the Closing so long as Seller and ROI are not in material breach of their obligations under this Agreement; or

      (e) by any party if the Closing shall not have occurred on or prior to 10 Business Days following the satisfaction of all the conditions to Closing as a result of any action or inaction by the other party

      Section 8.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, or their respective directors, officers or employees, except for the obligations of the parties hereto contained in this Section 8.2 and in Sections 9.1, 9.4, 9.7, 9.9, 9.10,
9.11 and 9.12 (and any related definitional provisions set forth in Article I), and except that nothing in this Section 8.2 shall relieve any party from liability for any breach of this Agreement that arose prior to such termination.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1 Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email, provided that the telecopy or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

         To Buyer:

                                    VeriFone, Inc.
                                    2099 Gateway Place
                                    San Jose, California 95110
                                    Telephone:  408-232-7800
                                    Telecopy:   408-232-7889
                                    Attention:  Barry Zwarenstein,
                                                Chief Financial Officer

         With a copy to:

                                    Sullivan & Cromwell LLP
                                    1870 Embarcadero Road
                                    Palo Alto, California 94303
                                    Telephone:  650-461-5600
                                    Telecopy:   650-461-5700
                                    Attention:  Matthew G. Hurd

         To Seller or ROI:

                                    Return on Investment Corp.
                                    1825 Barrett Lakes Blvd., Suite 260
                                    Kennesaw, Georgia 30144
                                    Telephone:  770-517-4750
                                    Telecopy:   770-517-4760
                                    Attention:  Sherwin Krug

         With a copy to:

                      Paul, Hastings, Janofsky & Walker LLP

                     600 Peachtree Street, N.E., 24th Floor

                                    Atlanta, Georgia 30308
                                    Telephone: 404-815-2400
                                    Telecopy:  404-815-2424
                                    Attention: Elizabeth H. Noe

      Section 9.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer, Seller and ROI, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      Section 9.3 No Assignment or Benefit to Third Parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Subject to the provisions of Section 2.10, no party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party hereto, except as provided in Section 9.5 and except that Buyer may assign any and all of its rights under this Agreement to one or more direct or indirect wholly owned subsidiaries of VeriFone Holdings, Inc. (but no such assignment shall relieve Buyer of any of its obligations hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, Seller, ROI, the Indemnified Parties and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.

      Section 9.4 Entire Agreement. This Agreement (including all Schedules and Exhibits hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect until the Closing.

      Section 9.5 Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

      Section 9.6 Public Disclosure. Notwithstanding anything to the contrary contained herein, except as may be required to comply with the requirements of any applicable Law and the rules and regulations of any stock exchange upon which the securities of one of the parties is listed, from and after the date hereof, no press release or similar public announcement or communication shall be made or caused to be made relating to this Agreement unless specifically approved in advance by both parties hereto.

      Section 9.7 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

      Section 9.8 Bulk Sales. Seller and Buyer agree to waive compliance with
Article 6 of the Uniform Commercial Code as adopted in each of the jurisdictions in which any of the Transferred Assets are located to the extent that such
Article is applicable to the transactions contemplated hereby.

      Section 9.9 Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury. THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York County (the "Chosen Courts"), and solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 9.1 of this Agreement. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

      Section 9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

      Section 9.11 Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

      Section 9.12 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

      Section 9.13 Specific Performance. The parties acknowledge that there may be no adequate remedy at law for a breach of this Agreement and that money damages may not be an appropriate remedy for breach of this Agreement. Therefore, the parties agree that each party has the right to injunctive relief and specific performance of this Agreement in the event of any breach hereof in addition to any rights it may have for damages, which shall include out of pocket expenses, loss of business opportunities and any other damages, direct and indirect, consequential, punitive or otherwise. The remedies set forth in this Section 9.13 are cumulative and shall in no way limit any other remedy any party hereto has at law, in equity or pursuant hereto.

      IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.


                                 RETURN ON INVESTMENT CORPORATION


                                 By: /s/ Sherwin Krug
                                     ----------------------------------------
                                       Name: Sherwin Krug
                                       Title: Chief Financial Officer


                                 GO SOFTWARE, INC.


                                 By: /s/ Sherwin Krug
                                     ----------------------------------------
                                       Name: Sherwin Krug
                                       Title: Chief Financial Officer


                                 VERIFONE, INC.


                                 By: /s/ Barry Zwarenstein
                                     ----------------------------------------
                                       Name: Barry Zwarenstein
                                       Title: Chief Financial Officer